UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.)
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GenCorp Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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P O Box 537012 Sacramento, CA 95853-7012
Terry L. Hall President and Chief Executive Officer

March 5, 2007

To our Shareholders:

You are cordially invited to attend our annual meeting of shareholders to be held at the Lake Natoma Inn, 702 Gold Lake Drive, Folsom, California 95630, on March 28, 2007 at 9:00 a.m. local time.

The enclosed notice and proxy statement contain details concerning our annual meeting of shareholders.

Whether or not you plan to attend the annual meeting of shareholders, we urge you to vote your shares at your earliest convenience. Please complete, date, sign, and return the accompanying proxy card in the enclosed envelope, or vote via the Internet or telephone, to be sure that your shares will be represented and voted at the annual meeting of shareholders. Please refer to the enclosed proxy card for instructions on voting via the Internet or telephone or, if your shares are registered in the name of a broker or bank, please refer to the information forwarded by the broker or bank to determine if Internet or telephone voting is available to you.

Thank you very much for your continued interest in GenCorp Inc.

Very truly yours,

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
PROXY STATEMENT
HOW TO VOTE IF YOU ARE A SHAREHOLDER OF RECORD
PROXY SOLICITATION AND EXPENSES
DISSENTER’S OR APPRAISAL RIGHTS
INFORMATION REGARDING ELECTION OF DIRECTORS
PROPOSAL 1 APPROVAL OF AMENDMENTS TO AMENDED ARTICLES OF INCORPORATION AND AMENDED CODE OF REGULATIONS OF THE COMPANY IN ORDER TO ELIMINATE THE CLASSIFICATION OF THE BOARD OF DIRECTORS
PROPOSAL 2 APPROVAL OF AN AMENDMENT TO THE COMPANY’S AMENDED ARTICLES OF INCORPORATION IN ORDER TO OPT OUT OF THE OHIO CONTROL SHARE ACQUISITIONS ACT
PROPOSAL 3 APPROVAL OF AN AMENDMENT TO THE COMPANY’S AMENDED ARTICLES OF INCORPORATION TO OPT OUT OF THE OHIO INTERESTED SHAREHOLDERS TRANSACTIONS LAW
PROPOSAL 4 APPROVAL OF AMENDMENTS TO THE AMENDED CODE OF REGULATIONS OF THE COMPANY IN ORDER TO PROVIDE FOR A NON-EXECUTIVE CHAIRMAN OF THE BOARD
PROPOSAL 5 ELECTION OF DIRECTORS
PROPOSAL 6 ELECTION OF ADDITIONAL DIRECTORS
SUMMARY COMPENSATION TABLE
OPTION/SAR GRANTS IN LAST FISCAL YEAR
AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION/SAR VALUES
LONG-TERM INCENTIVE PLANS — AWARDS IN LAST FISCAL YEAR
REPORT OF THE ORGANIZATION & COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION
PROPOSAL 7 RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
REPORT OF THE AUDIT COMMITTEE
APPENDIX A
APPENDIX B
APPENDIX C

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

March 5, 2007

To the Shareholders of GenCorp Inc.:

The annual meeting of shareholders of GenCorp Inc., an Ohio corporation, will be held on March 28, 2007, at 9:00 a.m. local time, at the Lake Natoma Inn, 702 Gold Lake Drive, Folsom, California 95630, for the following purposes:

1.	To consider amending the Company’s Amended Articles of Incorporation and the Company’s Amended Code of Regulations to declassify the Board of Directors to provide that the Company’s Directors are each elected on an annual basis for a term of one year;

2.	To consider amending the Company’s Amended Articles of Incorporation to provide that Ohio’s Control Share Acquisitions Act (O.R.C. Section 1701.831) does not apply to the Company;

3.	To consider amending the Company’s Amended Articles of Incorporation to provide that Ohio’s Interested Shareholders Transactions Law (O.R.C. Section 1704) does not apply to the Company;

4.	To consider amending the Company’s Amended Code of Regulations to formally provide for the appointment of a non-executive Chairman;

5.	To elect three Directors to serve until (i) the 2010 annual meeting of shareholders if shareholders do not approve Proposal 1 amending the Company’s Amended Articles of Incorporation to provide that the Company’s Directors are each elected on an annual basis for a term of one year or (ii) the 2008 annual meeting of shareholders if shareholders approve amending the Company’s Amended Articles of Incorporation to provide that the Company’s Directors are each elected on an annual basis for a term of one year — this amendment requires the affirmative vote of at least 80% of the common shares issued and outstanding as of the record date;

6.	To elect six additional Directors to serve until the 2008 annual meeting of shareholders if shareholders approve amending the Company’s Amended Articles of Incorporation to provide that the Company’s Directors are each elected on an annual basis for a term of one year;

7.	To ratify the Audit Committee’s appointment of PricewaterhouseCoopers LLP as independent auditors of the Company for fiscal year 2007; and

8.	To consider and act on such other business as may properly come before the annual meeting of shareholders or any adjournments or postponements thereof.

Shareholders of record at the close of business on February 6, 2007 are entitled to notice of, and to vote at, the annual meeting of shareholders and any adjournments or postponements of the annual meeting of shareholders.

Shareholders of record may vote their shares by completing and returning the proxy card. Most shareholders also have the option of voting their shares via the Internet or by telephone. If Internet or telephone voting is available to you, voting instructions are printed on your proxy card or included with your proxy materials. You may revoke a proxy at any time prior to its exercise at the annual meeting of shareholders by following the instructions in the accompanying Proxy Statement.

By Order of the Board of Directors,

MARK A. WHITNEY
Senior Vice President, Law;
General Counsel and Secretary

P O Box 537012 Sacramento, CA 95853-7012

PROXY STATEMENT

This proxy statement is being mailed to shareholders beginning on or about March 5, 2007 in connection with the solicitation by GenCorp Inc. (GenCorp or the Company), on behalf of its Board of Directors (Board), of proxies to be used at the annual meeting of shareholders to be held on March 28, 2007 at the Lake Natoma Inn, 702 Gold Lake Drive, Folsom, California 95630 at 9:00 a.m. local time, for the purposes set forth in the accompanying notice.

If the accompanying form of proxy is voted by telephone, via the Internet or by mail returned to The Bank of New York, who will act as tabulator, it will be voted, but it may be revoked by you at any time before it is voted. Shares in respect of which a proxy is not received by The Bank of New York prior to the annual meeting of shareholders will not be voted. The presence of a shareholder at the annual meeting of shareholders does not automatically revoke any proxy previously given by that shareholder. At any time before a vote is taken, a shareholder may revoke his or her proxy for that vote by submitting a later-dated proxy to the Company or by giving notice to the Company in a writing or other verifiable communication, or at the annual meeting of shareholders.

The trustee for GenCorp’s retirement savings plan, Fidelity Management Trust Company (the Trustee), will vote any shares held for participants’ accounts in accordance with the confidential voting instructions returned by the participants. If such confidential voting instructions are not returned for the participants’ shares in the GenCorp retirement savings plan, such shares will be voted by the Trustee in the same proportions as those shares that have been voted by participants in GenCorp’s retirement savings plan.

A copy of the Company’s 2006 annual report, including financial statements, accompanies this proxy statement.

At the close of business on February 6, 2007, the Company had 56,236,544 shares of Common Stock outstanding. Holders of outstanding shares of Common Stock are entitled to one vote for each full share held as of the close of business on the February 6, 2007 record date.

Your vote is important. Shareholders of record may vote by telephone, via the Internet, by mail or by attending the annual meeting of shareholders and voting by ballot. If you are a beneficial owner whose shares are held of record by a broker, bank or other nominee, please refer to your proxy card or the information forwarded by your bank, broker or other nominee of record to determine which voting options are available to you.

If you are a shareholder of record and you vote by telephone or via the Internet, you do not need to return your proxy card. Votes submitted by shareholders of record via the Internet or by telephone must be received by 11:59 p.m. Eastern time on March 27, 2007.

HOW TO VOTE IF YOU ARE A SHAREHOLDER OF RECORD

Vote by Telephone

You may vote by calling the toll-free telephone number on your proxy card. Please have your proxy card available when you call. Easy-to-follow voice prompts will instruct you how to vote your shares and confirm that your instructions have been properly recorded.

Vote via the Internet

You may also vote via the Internet by accessing the website address on your proxy card. Please have your proxy card available when you access the website. Easy-to-follow prompts will instruct you how to vote your shares and confirm that your instructions have been properly recorded.

Vote by Mail

If you choose to vote by mail, simply mark your proxy, date and sign it, and return it to The Bank of New York in the enclosed postage-paid envelope. If you misplace the return envelope, please mail your completed proxy card to GenCorp Inc., P.O. Box 11309, New York, NY 10203-0309.

Voting at the annual meeting of shareholders

The method by which you vote will not limit your right to vote at the annual meeting of shareholders if you decide to attend in person. If your shares are held in the name of a bank, broker or other nominee, you must obtain a proxy, executed in your favor, from the holder of record to be able to vote at the annual meeting of shareholders.

All proxies that have been properly voted and not revoked will be voted at the annual meeting of shareholders. If you sign, date, and return your proxy card but do not give voting instructions, the shares represented by that proxy will be voted as recommended by the Board of Directors.

Quorum

The presence in person or by proxy of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the annual meeting of shareholders is necessary to constitute a quorum. Abstentions and broker non-votes are counted as present for purposes of determining whether a quorum is present at the meeting.

PROXY SOLICITATION AND EXPENSES

The solicitation to which this proxy statement relates is being made by the Company. The Company may solicit proxies in person and by other means, including by telephone, in person, through advertisements and otherwise. No person, other than Innisfree M&A Incorporated (Innisfree), our proxy solicitor, has or will receive compensation for soliciting proxies. The Company will ask banks, brokers, custodians, nominees, other institutional holders and other fiduciaries to forward all soliciting materials to the beneficial owners of the shares that those institutions hold of record. The Company will reimburse those institutions for reasonable expenses that they incur in connection with forwarding our materials.

The Company will pay the expense of its proxy solicitation. The Company has retained Innisfree for a fee of $12,500 plus reimbursement of normal expenses as its proxy solicitor to solicit proxies on its behalf in connection with the 2007 annual meeting of shareholders. Innisfree may solicit proxies from individuals, banks, brokers, custodians, nominees, other institutional holders and other fiduciaries.

DISSENTER’S OR APPRAISAL RIGHTS

The Company’s shareholders are not entitled to dissenter’s or appraisal rights under Ohio law in connection with any of the proposals.

INFORMATION REGARDING ELECTION OF DIRECTORS

The Company’s Amended Code of Regulations provides for a Board of not less than seven nor more than 17 Directors, and authorizes the Board to determine from time to time the number of Directors within that range that will constitute the Board by the affirmative vote of a majority of the Directors then in office. The Board has set the number of Directors constituting the Board at nine effective immediately prior to the 2007 annual meeting of shareholders. Our Board is currently divided into three classes (a “classified” board). As set forth in Proposal 1, the Board recommends that shareholders approve an amendment to our Amended Articles of Incorporation to provide that, at each annual meeting of shareholders commencing with the 2007 annual meeting, all Directors be elected to hold office for a term expiring at the next annual meeting, with each Director to hold office until his or her successor shall have been duly elected and qualified. If the Company’s shareholders approve this amendment, which requires the affirmative vote of at least 80% of the common shares issued and outstanding as of the record date, it would remove the classified Board structure commencing with this year’s Director election. We discuss this proposed amendment to the Amended Articles of Incorporation in detail under Proposal 1.

Accordingly, you will be voting for two slates of nominees — one slate in Proposal 5, which will serve either a one year or three year term depending on the outcome of Proposal 1, and an additional, conditional slate of nominees in Proposal 6 that would serve a term of one year if Proposal 1 is approved by shareholders. The nominees are all current Directors of GenCorp, and each nominee has indicated that he or she will serve if elected. We do not anticipate that any nominee will be unable or unwilling to stand for election, but if that happens, your proxy will be voted for another person nominated by the Board.

It is important that you vote both Proposals 5 and 6 on the accompanying proxy card or via Internet or by telephone as set forth above since the results of the voting on Proposal 1 concerning declassifying the Board will not be known until the date of the annual meeting of shareholders.

PROPOSAL 1
APPROVAL OF AMENDMENTS TO AMENDED ARTICLES OF INCORPORATION
AND AMENDED CODE OF REGULATIONS OF THE COMPANY IN ORDER TO
ELIMINATE THE CLASSIFICATION OF THE BOARD OF DIRECTORS

The Board of Directors is currently separated into three classes. Each year, shareholders are requested to elect the Directors comprising one of the classes for a three year term. Currently, the term for three Directors is set to expire at the 2007 annual meeting of shareholders, the term of four Directors is set to expire in 2008, and the term of three Directors is set to expire in 2009. Because of the classified Board structure, shareholders have the opportunity to vote on approximately one-third of the Directors each year.

The Board of Directors has approved, and is proposing to shareholders, an amendment to delete Article Eighth of the Company’s Amended Articles of Incorporation in its entirety in order to eliminate the classified Board structure. The amendment to our Amended Articles of Incorporation proposed for adoption in this Proposal 1 and the amendments discussed in Proposals 2 and 3 are set forth in Appendix A to this Proxy Statement and are incorporated herein by reference. This amendment to the Amended Articles of Incorporation will become effective upon the filing of the Amended Articles of Incorporation with the Secretary of State of Ohio. If Proposal 1 is approved by shareholders, the Company plans to file the amendment following that vote, and prior to the election of Directors, recessing or adjourning the meeting to enable this filing. A vote will then be taken on Proposal 5 and, if Proposal 1 is approved by shareholders, a vote will also be taken on Proposal 6.

The Board of Directors has also approved, and is proposing, a correlating amendment to Article 2, Section 1 of the Amended Code of Regulations to remove a reference to Article Eighth of the Amended Articles of Incorporation. The amendment to our Amended Code of Regulations proposed for adoption in Proposal 1 is set forth in full in Appendix B to this Proxy Statement and is incorporated herein by reference. This amendment to the Amended Code of Regulations will become effective upon approval by the shareholders.

If shareholders approve Proposal 1, each of the nine Directors who is elected at the annual meeting of shareholders will be elected for a one year term that will expire at the 2008 annual meeting of shareholders, and the entire Board of Directors will be subject to annual elections at all future annual meeting of shareholders. Approval of the amendment to the Amended Articles of Incorporation to eliminate the classification of the Board of Directors requires the affirmative vote of at least 80% of the common shares issued and outstanding as of the record date, or approximately 44,989,236 shares. Abstentions and broker non-votes will have the effect of a vote against the proposal.

Some shareholder groups believe that classified boards reduce accountability and responsiveness of the Board of Directors by eliminating the ability to evaluate and elect all directors each year. A nonbinding shareholder proposal asking the Board to take the necessary steps to declassify the Board of Directors was presented to shareholders at the Company’s 2006 annual meeting of shareholders, and a majority of shareholders who voted on the proposal voted in favor of it.

After careful consideration of the issue, and in light of the shareholders’ approval of last year’s declassification proposal, the Board of Directors has determined that it would be in the best interests of the Company to eliminate the classification of the Board. While the Board of Directors believes that the benefits of a classified board are important, the Board is committed to ensuring maximum accountability by the Board and by management to the Company’s shareholders, and annual elections of directors would provide shareholders with a means of evaluating each director each year. In making this determination, the Board of Directors has considered that removing the classified Board of Directors will have the effect of reducing the time required for a majority shareholder or group of shareholders to replace a majority of the Board of Directors in any single year. Under a classified Board of Directors, a majority of the Board of Directors may be replaced only after two years.

The Board of Directors recommends that shareholders vote FOR the amendments to the Amended Articles of Incorporation and Amended Code of Regulations to eliminate the classification of the Board of Directors, and proxies solicited by the Board of Directors will be so voted unless shareholders specify otherwise.

PROPOSAL 2
APPROVAL OF AN AMENDMENT TO THE COMPANY’S
AMENDED ARTICLES OF INCORPORATION IN ORDER TO
OPT OUT OF THE OHIO CONTROL SHARE ACQUISITIONS ACT

Section 1701.831 of the Ohio Revised Code (the Ohio Control Share Acquisitions Act) requires that any control share acquisition of an Ohio public corporation can only be made with the prior authorization of shareholders, unless the articles of incorporation or code of regulations indicate that the statute does not apply. Control share acquisitions are defined to be acquisitions of shares entitling a person to exercise or direct the voting power in the election of directors within any of three separate ranges: (1) one-fifth or more but less than one-third of such voting power, (2) one-third or more but less than a majority of such voting power, or (3) a majority or more of such voting power. A person desiring to make a control share acquisition must first deliver notice to the corporation, and the corporation’s Board of Directors must call a special meeting of shareholders to vote on the proposed acquisition.

While the Ohio Control Share Acquisitions Act does provide shareholders who desire to obtain control of a corporation with prompt access to shareholders for a vote on their proposed acquisition, the statute was enacted to protect Ohio corporations against the disruptive effects of hostile tender offers. The statute generally is viewed as an anti-takeover measure. If the Company’s shareholders adopt this proposal, any anti-takeover protections afforded by the statute will be eliminated.

The Board of Directors has approved, and is proposing to shareholders, an amendment to the Company’s Amended Articles of Incorporation to add a new article as Article Eighth (assuming Proposal 1 is also approved — Article Ninth if Proposal 1 is not approved) in order to opt out of the Ohio Control Share Acquisitions Act. The amendment to our Amended Articles of Incorporation proposed for adoption in this Proposal 2 and the amendments discussed in Proposals 1 and 3 are set forth in Appendix A to this Proxy Statement and are incorporated herein by reference. Approval of the amendment requires the affirmative vote of at least two-thirds of the common shares issued and outstanding as of the record date, or approximately 37,491,029 shares. Abstentions and broker non-votes will have the effect of a vote against the proposal.

The Board of Directors recommends that shareholders vote FOR the amendment to the Amended Articles of Incorporation to opt out of the Ohio Control Share Acquisitions Act, and proxies solicited by the Board of Directors will be so voted unless shareholders specify otherwise.

PROPOSAL 3
APPROVAL OF AN AMENDMENT TO THE COMPANY’S
AMENDED ARTICLES OF INCORPORATION TO OPT OUT OF THE
OHIO INTERESTED SHAREHOLDERS TRANSACTIONS LAW

Chapter 1704 of the Ohio Revised Code (the Ohio Interested Shareholders Transactions Law) sets forth certain restrictions on the ability of an Ohio corporation to enter into certain business combinations and other transactions, including, for example, mergers, consolidations, asset sales, share acquisitions, leases, loans and mortgages, with an “interested shareholder.” An interested shareholder is defined to include anyone who is the beneficial holder (as defined in the Ohio Interested Shareholder Transactions Law) of ten percent or more of the voting power of the corporation. This prohibition continues for a period of three years following the date of the transaction in which the person became an interested shareholder, unless the Board of Directors approved the transaction or the purchase of shares by the interested shareholder before the date the shares were acquired. Ohio corporations may opt out of the provisions of the Ohio Interested Shareholders Transactions Law by including a provision in their articles of incorporation to that effect.

The Ohio Interested Shareholders Transactions Law was enacted to protect Ohio corporations against the disruptive effects of hostile takeover attempts. This law is generally viewed as an anti-takeover measure. If the Company’s shareholders adopt this proposal, any anti-takeover protection afforded by the law will be eliminated.

The Board of Directors has approved and is proposing to shareholders an amendment to the Company’s Amended Articles of Incorporation to add a new article as Article Ninth (assuming Proposals 1 and 2 are also approved — if Proposal 1 and/or Proposal 2 are not approved, then this new article will be numbered accordingly) to opt out of the Ohio Interested Shareholders Transactions Law. The amendment to our Amended Articles of Incorporation proposed for adoption in this Proposal 3 and the amendments discussed in Proposals 1 and 2 are set forth in Appendix A to this Proxy Statement and are incorporated herein by reference. Approval of the amendment requires the affirmative vote of at least two thirds of the common shares issued and outstanding as of the record date, or approximately 37,491,029 shares. Abstentions and broker non-votes will have the effect of a vote against the proposal.

The Board of Directors recommends that shareholders vote FOR the amendment to the Amended Articles of Incorporation to opt out of the Ohio Interested Shareholders Transactions Law, and proxies solicited by the Board of Directors will be so voted unless shareholders specify otherwise.

PROPOSAL 4

APPROVAL OF AMENDMENTS TO THE AMENDED CODE OF REGULATIONS OF THE COMPANY IN ORDER TO PROVIDE FOR A NON-EXECUTIVE
CHAIRMAN OF THE BOARD

As part of its ongoing commitment to good corporate governance, the Board of Directors made a decision to separate the positions of Chairman of the Board and Chief Executive Officer and to appoint a non-executive Chairman of the Board. The non-executive Chairman of the Board will preside at all meetings of the shareholders and of the Board of Directors and shall perform such other duties as the Board may direct.

The Board of Directors has approved, and is proposing, a new Section 12 of Article 2 and amendments to Sections 1 and 2 of Article 3 of the Company’s Amended Code of Regulations to provide that the Board may elect a non-executive Chairman, who would not be an officer of the Company. The Board would retain discretion to name an executive Chairman who would be an officer. These amendments to Articles 2 and 3 to our Amended Code of Regulations proposed for adoption in Proposal 4 are set forth in full in Appendix C to this Proxy Statement and are incorporated herein by reference. With the proposed deletion of Section 2 of Article 3 as noted in Appendix C, the remaining Sections of Article 3 will be renumbered accordingly. These amendments to the Amended Code of Regulations will become effective upon approval by the shareholders.

Approval of the amendments in this Proposal 4 requires the affirmative vote of a majority of the common shares issued and outstanding as of the record date. Abstentions and broker non-votes will have the effect of a vote against the proposal.

The Board of Directors recommends that shareholders vote FOR the amendments to the Amended Code of Regulations, and proxies solicited by the Board of Directors will be so voted unless shareholders specify otherwise.

PROPOSAL 5
ELECTION OF DIRECTORS

The fifth and sixth proposals to be voted on at the annual meeting of shareholders are the election of Directors. The Company’s Amended Code of Regulations provides for a Board of not less than seven nor more than 17 Directors, and authorizes the Board to determine from time to time the number of Directors within that range that will constitute the Board by the affirmative vote of a majority of the Directors then in office. The Board has set the number of Directors constituting the Board at nine. Set forth below is information (as of January 31, 2007) regarding each such Director nominee, including the nominee’s age, a listing of present and previous employment positions, the year in which the nominee first became a Director of the Company, other directorships held and the committees of the Board on which the individual serves. If Proposal 1 is approved by shareholders, the Company plans to file the amendment following that vote, and prior to the election of Directors, recessing or adjourning the meeting to enable this filing. A vote will then be taken on Proposal 5 and Proposal 6, if shareholders approve Proposal 1.

PROPOSAL 5 NOMINEES — Nominees for election for a three year term ending in 2010 if the shareholders do not approve Proposal 1, or a one year term ending in 2008 if the shareholders approve the amendment to the Company’s Amended Articles of Incorporation to eliminate the classification of the Board of Directors as described in Proposal 1.

CHARLES F. BOLDEN JR.
Director since 2005

CEO of JACKandPANTHER LLC, an independent aerospace and defense consultant since 2005. Previously, Senior Vice President of TechTrans International, a company that provides language support and logistics services, from 2003 to 2004; President and Chief Operating Officer of American PureTex Water Corporation and PureTex Water Works from January to April 2003. Mr. Bolden retired from the United States Marine Corps as a Major General serving as the Commanding General of the Third Marine Aircraft Wing in January 2003. Mr. Bolden was also a space shuttle pilot astronaut for NASA for 14 years. Mr. Bolden served as Assistant Deputy Administrator for NASA and Deputy Commandant of the U.S. Naval Academy. Mr. Bolden serves on the board of directors of Marathon Oil Company, Palmetto GBA and Bristow Group Inc. Mr. Bolden also serves as a director of the Military Child Education Coalition, the Family Literacy Foundation, and the Tailhook Education Foundation and as a Trustee of the University of Southern California. Mr. Bolden currently serves as a member of the Corporate Governance & Nominating Committee and as a member of the Organization & Compensation Committee. Age 60.

TERRY L. HALL
Director since 2002

President and Chief Executive Officer of the Company since July 2002; formerly Chairman of the Board, President and Chief Executive Officer of the Company from December 2003 to February 2007; Senior Vice President and Chief Operating Officer of the Company from November 2001 to July 2002; Senior Vice President and Chief Financial Officer of the Company from July 2000 to November 2001; Senior Vice President and Chief Financial Officer as well as Treasurer of the Company from October 1999 to July 2000; and, special assignment as Chief Financial Officer of Aerojet from May 1999 to October 1999. Previously, Senior Vice President and Chief Financial Officer of US Airways Group, Inc. during 1998; Chief Financial Officer of Apogee Enterprise Inc. from 1995 to 1997; Chief Financial Officer of Tyco International Ltd. from 1994 to 1995, Vice President and Treasurer of UAL Corp. from 1990 to 1993 and President/ General Manager of Northwest Aircraft, Inc. from 1986 to 1990. Age 52.

TIMOTHY A. WICKS
Director since 2005

Senior Vice President, Investment Strategies for UnitedHealthcare, the largest operating division of UnitedHealth Group Inc., a diversified health care company, since 2006; formerly Senior Vice President, Product Development and Management from 2004 to 2006; Vice President, Platinum Broker Service from 2003 to 2004, and Vice President, Consumer Solutions from 2002 to 2003. Previously, General Manager, Small Business Services, and Director of Global Business Strategy of Dell Computer Corporation from 2001 to 2002; President and Co-Founder of Great Northern Capital from 1994-2000. Mr. Wicks currently serves as the non-executive Chairman of the Board, as Chairman of the Finance Committee and as a member of the Audit Committee. Age 41.

Each Proposal 5 Nominee elected as a Director under this Proposal 5 will continue in office for a three year term expiring at the 2010 annual meeting of shareholders, provided, however, that if Proposal 1 to amend the Amended Articles of Incorporation is approved by shareholders, then each Proposal 5 Nominee will be elected to, and continue in office for, a one year term expiring at the 2008 annual meeting of shareholders, in each case with each Director to hold office until his successor has been elected and qualified, or until his earlier death, resignation or retirement.

If the shareholders do not approve Proposal 1, Directors whose terms expire at the 2008 annual meeting of shareholders are Messrs. Didion and Osterhoff, and Dr. Widnall, and Directors whose terms expire at the 2009 annual meeting of shareholders are Messrs. Lorber, Snyder and Woods. Information concerning these Directors is set forth under Proposal 6.

Although Mr. Wicks was previously appointed as a Class II Director to serve until March 2008, the Board has nominated Mr. Wicks to stand for election at the annual meeting for a three year term expiring in March 2010 if Proposal 1 is not approved by shareholders, and for a one year term if Proposal 1 is approved by shareholders. If Mr. Wicks is not elected at the 2007 annual meeting to serve as a Director until March 2008, and Proposal 1 is not approved by shareholders, then Mr. Wicks will continue to serve as a Director until his current term expires in March 2008.

The Company has no provision for cumulative voting in the election of Directors. Holders of Common Stock are, therefore, entitled to cast one vote for each share held on the February 6, 2007 record date for up to three candidates for election as Director under Proposal 5. Directors are elected by a plurality of the votes cast at the annual meeting of shareholders. Votes cast for a nominee will be counted in favor of election. Abstentions and broker non-votes will not count either in favor of, or against, election of a nominee. It is the intention of the persons named in the accompanying form of proxy to vote for the election of the Board of Directors’ nominees, unless authorization to do so is withheld. Proxies cannot be voted for a greater number of persons than the number of Directors set by the Board for election. If, prior to the annual meeting of shareholders, a nominee becomes unable to serve as a Director for any reason, the proxy holders reserve the right to substitute another person of their choice in such nominee’s place and stead. It is not anticipated that any nominee will be unavailable for election at the annual meeting of shareholders.

The Board of Directors recommends that the shareholders vote FOR these nominees as Directors under Proposal 5, and proxies solicited by the Board of Directors will be so voted unless shareholders specify otherwise.

PROPOSAL 6
ELECTION OF ADDITIONAL DIRECTORS

Under Proposal 6, you are voting for the election of all Director nominees listed below as “Proposal 6 Nominees” for a term expiring at the 2008 annual meeting of shareholders. Proposal 6 will be presented at the 2007 annual meeting of shareholders, and the election of Proposal 6 Nominees will be effective, only if shareholders approve the amendment to the Company’s Amended Articles of Incorporation to declassify the Board under Proposal 1. If Proposal 1 is approved by shareholders, the Company plans to file the amendment following that vote, and prior to the election of Directors, recessing or adjourning the meeting to enable this filing. Shareholders will then be asked to vote on Proposal 5 and Proposal 6. If the proposal to amend the Company’s Amended Articles of Incorporation to declassify the Board, as set forth in Proposal 1, is not approved by the requisite shareholder vote, then Proposal 6 will not be presented at the 2007 annual meeting, the election under Proposal 6 will not be effective and the terms of office of the Directors listed below as the Proposal 6 Nominees will not be shortened from the currently scheduled expiration of the terms of the Directors in these two Board classes at the 2008 and 2009 annual meetings, respectively.

PROPOSAL 6 NOMINEES — Directors continuing in office with a term expiring in 2008 (unless shareholders approve the amendment to the Company’s Amended Articles of Incorporation to declassify the Board as described in Proposal 1)

JAMES J. DIDION
Director since 2002

Independent real estate investor and consultant since 2001. Previously Chairman of the Board of CB Richard Ellis, Inc. (formerly known as Coldwell Banker & Company), a real estate company, from 1987 until retirement in 2001. Served as Chief Executive Officer from 1987 to 1999 and held various other management positions within CB Richard Ellis, Inc. (formerly known as Coldwell Banker & Company) from 1962 to 1987. Mr. Didion currently serves as Chairman of the Corporate Governance & Nominating Committee and as a member of the Finance Committee. In 2006 and portions of 2007, Mr. Didion also served as the Lead Director. Age 67.

JAMES M. OSTERHOFF
Director since 1990

Executive Vice President and Chief Financial Officer of US WEST, Inc., a telecommunications company, from 1991 until retirement in 1995. Previously, Vice President and Chief Financial Officer of Digital Equipment Corporation. Mr. Osterhoff currently serves as Chairman of the Audit Committee and as a member of the Finance Committee. Age 70.

DR. SHEILA E. WIDNALL
Director since 1999

Institute Professor at the Massachusetts Institute of Technology since 1998. Previously, Secretary of the United States Air Force from 1993 to 1997. Dr. Widnall currently serves as a member of the Organization & Compensation Committee and as a member of the Corporate Governance & Nominating Committee. Age 68.

PROPOSAL 6 NOMINEES — Directors continuing in office with a term expiring in 2009 (unless shareholders approve the amendment to the Company’s Amended Articles of Incorporation to declassify the Board as described in Proposal 1)

DAVID A. LORBER
Director since 2006

Principal and portfolio manager at FrontFour Capital Group LLC, New York, NY, a hedge fund, since 2007. Previously, Director and Senior Investment Analyst at Pirate Capital, a hedge fund, from 2003 — 2006; Analyst at Vantis Capital Management LLC, a money management firm and hedge fund, from 2001 to 2003; Associate at Cushman & Wakefield, Inc. 2000 — 2001. Mr. Lorber currently serves as a member of the Corporate Governance & Nominating Committee and as a member of the Audit Committee. Age 28.

TODD R. SNYDER
Director since 2006

Managing Director of Rothschild Inc., an international investment banking and financial advisory firm, since 2000. Previously, Managing Director and other positions in the Restructuring and Reorganization group at Peter J. Solomon Company, from 1997 to 2000; Managing Director at KPMG Peat Marwick from 1995 to 1997; Associate at Weil, Gotshal & Manges from 1988 to 1994. Mr. Snyder currently serves as a member of the Organization & Compensation Committee and as a member of the Finance Committee. Age 44.

ROBERT C. WOODS
Director since 2006

Investment banker at Cornerstone Capital Advisors, a real estate investment bank, since 1987. From 1983 to the present, Mr. Woods has also been a real estate developer for Palladian Partners, a real estate development company. At both Cornerstone and Palladian, Mr. Woods’ experience includes developing and financing master planned communities. Previously, Vice President of Development for Cullen Center in Houston, Texas from 1982 to 1983; Project Manager for Hines Interests LLC, a real estate development company from 1981 to 1982; Project Manager for Trammell Crow from 1979 to 1980. Mr. Woods was also a consulting professor of real estate finance at Stanford University from 2000 to 2005. Mr. Woods currently serves as a member of the Audit Committee and as a member of the Finance Committee. Age 54.

Each nominee elected as a Director under this Proposal 6 will continue in office until his or her successor has been elected and qualified, or until his or her earlier death, resignation or retirement.

The Company has no provision for cumulative voting in the election of Directors. Holders of Common Stock are, therefore, entitled to cast one vote for each share held on the February 6, 2007 record date for up to seven candidates for election as Director under Proposal 6. Directors are elected by a plurality of the votes cast at the annual meeting of shareholders. Votes cast for a nominee will be counted in favor of election. Abstentions and broker non-votes will not count either in favor of, or against, election of a nominee. It is the intention of the persons named in the accompanying form of proxy to vote for the election of the Board of Directors’ nominees, unless authorization to do so is withheld. Proxies cannot be voted for a greater number of persons than the number of Directors set by the Board for election. If, prior to the annual meeting of shareholders, a nominee becomes unable to serve as a Director for any reason, the proxy holders reserve the right to substitute another person of their choice in such nominee’s place and stead. It is not anticipated that any nominee will be unavailable for election at the annual meeting of shareholders.

The Board of Directors recommends that shareholders vote FOR the election of these nominees as Directors under Proposal 6, and proxies solicited by the Board of Directors will be so voted unless shareholders specify otherwise.

Retiring Director

Under the Board’s retirement policy, a director’s term of office normally expires at the annual meeting of shareholders following his or her 70th birthday. J. Robert Anderson, who has been a Director since 2001, will be retiring from the Board as of the 2007 annual meeting of shareholders, having turned 70 in 2006.

The Board’s retirement policy also provides that the Board may waive immediate compliance with the policy and request that a Director postpone his or her retirement until a subsequent date. The Board has asked James M. Osterhoff, Chairman of the Audit Committee, who also turned 70 in 2006, to remain a Director until the 2008 annual meeting of shareholders subject to re-election at the 2007 annual meeting of shareholders.

Shareholder Agreements

In January 2006, Jolly Roger Fund LP, a fund controlled by Pirate Capital LLC (Pirate Capital), nominated for election three individuals to the Board in opposition to the Board’s recommendations. As a result of Pirate Capital’s proxy solicitations, David A. Lorber, Todd R. Snyder, and Robert C. Woods were elected to the Board. Following the 2006 annual meeting of shareholders, Pirate Capital sought reimbursement for the expenses it incurred soliciting such proxies. On August 31, 2006, the Company and Pirate Capital LLC entered into an agreement (the Agreement) pursuant to which the Company agreed to reimburse Pirate Capital the amount of $503,934 payable in four quarterly installments. As part of the Agreement, Pirate Capital released the Company from any and all claims arising out of the 2006 election of directors and arising out of the litigation instituted by Pirate Capital against the Company prior to the 2006 annual meeting of shareholders.

On February 15, 2005, the Company and Steel Partners II, L.P. (Steel Partners) entered into a shareholder agreement. Pursuant to the agreement, a representative of Steel Partners was permitted to attend all of the Board of Directors’ meetings as a non-voting observer until February 15, 2007. On February 16, 2007, the Company and Steel Partners amended and restated the shareholder agreement. Under the amended and restated agreement, Steel Partners’ board observer status was extended until February 16, 2008, and Steel Partners agreed to vote its shares in favor of the Board’s nominees for election at the 2007 annual meeting of shareholders.

Meetings of the Board

The Board of Directors held nine meetings during fiscal year 2006, four of which were special meetings. All of our Directors attended at least 75% of the regularly scheduled and special meetings of the Board and Board committees on which they served in fiscal year 2006. All of our Directors are expected to attend the Company’s annual meeting of shareholders. All but one of the Directors then in office were present at the Company’s 2006 annual meeting of shareholders.

Chairman of the Board

In February 2007, as part of its ongoing commitment to good corporate governance, the Board of Directors made a decision to separate the positions of Chairman of the Board and Chief Executive Officer. Historically, the positions of Chairman of the Board and Chief Executive Officer have been held by the same person. In February 2007, the Board appointed Timothy A. Wicks as non-executive Chairman of the Board. In light of this change, the Board no longer has a Lead Director.

Meetings of Non-Employee Directors

Non-employee Directors (consisting of all Directors other than Mr. Hall) meet in executive session as part of each regularly scheduled Board meeting. In 2006, Mr. Didion, as the Lead Director, presided at such executive sessions, and in his absence, a non-employee Director was chosen on a rotating basis. Following his appointment, the non-executive Chairman will preside at such executive sessions, and in his absence, a non-employee Director will be chosen on a rotating basis.

Determination of Independence of Directors

The Board has determined that to be considered independent, a Director may not have a direct or indirect material relationship with the Company. A material relationship is one which impairs or inhibits, or has the potential to impair or inhibit, a Director’s exercise of critical and disinterested judgment on behalf of the Company and its shareholders. In making its assessment of independence, the Board considers any and all material relationships not merely from the standpoint of the Director, but also from that of persons or organizations with which the Director has or has had an affiliation or those relationships which may be material, including commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships, among others. The Board also considers whether a Director was an employee of the Company within the last five years. The Board consults with the Company’s counsel to ensure that the Board’s determinations are consistent with all relevant securities and other laws and regulations regarding the definition of “independent Director,” including those set forth in pertinent listing standards of the New York Stock Exchange (NYSE) as in effect from time to time. The NYSE’s listing standards require that all listed companies have a majority of independent directors. For a director to be “independent” under the NYSE listing standards, the board of directors of a listed company must affirmatively determine that the director has no material relationship with the company, or its subsidiaries or affiliates, either directly or as a partner, shareholder or officer of an organization that has a relationship with the company or its subsidiaries or affiliates. In accordance with the NYSE listing standards, the Board of Directors has affirmatively determined that each Director other than Mr. Hall has no material relationship with the Company, either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company.

Additionally, each Director other than Mr. Hall has been determined to be “independent” under the following NYSE listing standards, which provide that a Director is not independent if:

•	the Director is, or has been within the last three years, an employee of the Company, or an immediate family member is, or has been within the last three years, an executive officer, of the Company;

•	the Director has received, or has an immediate family member who has received, during any twelve-month period within the last three years, more than $100,000 in direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service);

•	(a) the Director or an immediate family member is a current partner of a firm that is the Company’s internal or external auditor; (b) the Director is a current employee of such a firm; (c) the Director has an immediate family member who is a current employee of such a firm and who participates in the firm’s audit, assurance or tax compliance (but not tax planning) practice; or (d) the Director or an immediate family member was within the last three years (but is no longer) a partner or employee of such a firm and personally worked on the Company’s audit within that time;

•	the Director or an immediate family member is, or has been within the last three years, employed as an executive officer of another company where any of the Company’s present executive officers at the same time serves or served on that company’s compensation committee; or

•	the Director is a current employee, or an immediate family member is a current executive officer, of a company that has made payments to or received payments from, the Company for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million, or 2% of such other company’s consolidated gross revenues.

Board Committees

The Board maintains four standing committees: Audit; Corporate Governance & Nominating; Organization & Compensation; and Finance. Assignments to, and chairs of, the committees are recommended by the Corporate Governance & Nominating Committee and approved by the Board. All committees report on their activities to the Board. Each standing committee operates under a charter approved by the Board. The charters for each of the standing committees are posted on the Company’s website at www.GenCorp.com (and in print to any shareholder who requests them by writing to Secretary, GenCorp Inc., P.O. Box 537012, Sacramento, California 95853-7012 (if by overnight courier, then Highway 50 & Aerojet Road, Rancho Cordova, California 95742)). The table below provides current membership and fiscal year 2006 meeting information for each of the standing committees. Committee membership is reviewed by the full Board at its first meeting following the annual meeting of shareholders.

		Corporate Governance	Organization &
Name	Audit	& Nominating	Compensation	Finance

Terry L. Hall
J. Robert Anderson	X		X*
Charles F. Bolden Jr.		X	X
James J. Didion		X*		X
David A. Lorber	X	X
James M. Osterhoff	X*			X
Todd R. Snyder			X	X
Timothy A. Wicks	X			X*
Sheila E. Widnall		X	X
Robert C. Woods	X			X
Total meetings in fiscal year 2006	9	7	6	6

*	Committee Chairperson

The Audit Committee is a separately designated standing committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934. The Board has determined that each member of the Audit Committee meets all applicable independence and financial literacy requirements under the NYSE listing standards. The Board has also determined that Mr. Osterhoff is an “audit committee financial expert” as defined in the regulations adopted by the Securities and Exchange Commission (SEC). The Audit Committee reviews and evaluates the scope of the audits to be performed by, the adequacy of services performed by, and the fees and compensation of, the independent auditors. The Audit Committee also reviews the Company’s audited financial statements with management and with the Company’s independent auditors and recommends to the Board of Directors to include the audited financial statements in the annual Report on Form 10-K; approves in advance all audit and permitted non-audit services to be provided by the independent auditors; reviews and considers matters that may have a bearing upon continuing auditor independence; prepares the report of the Audit Committee to be included in the Company’s annual proxy statement; appoints the independent auditors to examine the consolidated financial statements of the Company for the next fiscal year; reviews and evaluates the scope and appropriateness of the Company’s internal audit function, plans and system of internal controls; reviews and evaluates the appropriateness of the Company’s selection or application of accounting principles and practices and financial reporting; receives periodic reports from the internal audit and law departments; and reviews and oversees the Company’s compliance with legal and regulatory requirements.

The Corporate Governance & Nominating Committee (the Corporate Governance Committee) periodically reviews and makes recommendations to the Board concerning the criteria for selection and retention of Directors, the composition of the Board (including the non-executive Chairman of the Board, the structure and function of Board committees, and the retirement policy and compensation and benefits of Directors. The Corporate Governance Committee also assists in identifying, and recommends to the Board, qualified candidates to serve as Directors of the Company and considers and makes recommendations to the Board concerning Director nominations submitted by shareholders. The Corporate Governance Committee also periodically reviews and advises the Board regarding significant matters of public policy, including proposed actions by foreign and domestic governments that may significantly affect the Company; reviews and advises the Board regarding adoption or amendment of major Company policies and programs relating to matters of public policy; monitors the proposed adoption or amendment of significant environmental legislation and regulations and advises the Board regarding the impact such proposals may have upon the Company and, where appropriate, the nature of the Company’s response thereto; periodically reviews and advises the Board regarding the status of the Company’s environmental policies and performance under its environmental compliance programs; and periodically reviews and reports to the Board regarding the status of, and estimated liabilities for, environmental remediation. The Board has determined that each member of the Corporate Governance Committee meets all applicable independence requirements under the NYSE listing standards.

The Organization & Compensation Committee (the Compensation Committee) advises and recommends to the independent Directors the total compensation of the President and Chief Executive Officer. In addition, the Compensation Committee, with the counsel of the Chief Executive Officer, considers and establishes base pay and incentive bonuses for the other executive officers of the Company. The Compensation Committee also administers the Company’s deferred compensation plan and the GenCorp 1999 Equity and Performance Incentive Plan, which is utilized to provide long term incentives for Directors and executives in the form of grants of stock options, stock appreciation rights and restricted stock. The Compensation Committee periodically reviews the organization of the Company and its management, including major changes in the organization of the Company and the responsibility of management as proposed by the Chief Executive Officer; monitors executive development and succession planning; reviews the effectiveness and performance of senior management and makes recommendations to the Board concerning the appointment and removal of officers; periodically reviews the compensation philosophy, policies and practices of the Company and makes recommendations to the Board concerning major changes, as appropriate; annually reviews changes in the Company’s employee benefit, savings and retirement plans and reports thereon to the Board; and approves, and in some cases recommends to the Board of Directors for approval, the compensation of employee-Directors, officers, and executives of the Company.

The Finance Committee makes recommendations to the Board with regard to the Company’s capital structure and the raising of its long-term capital. The Finance Committee also reviews the performance and management of the Company’s employee benefit funds, and makes recommendations to the Board in regard to contributions to any Company pension, profit sharing, retirement or savings plan, or any proposed changes in the funding method, interest assumptions or in amortization of liabilities in connection with the funding of any such plan.

Director Nominations

The Corporate Governance & Nominating Committee identifies potential director candidates through a variety of means, including recommendations from members of the Committee or the Board, suggestions from management, and shareholder recommendations. The Corporate Governance & Nominating Committee also may retain the services of a consultant to assist in identifying candidates. The Corporate Governance & Nominating Committee will consider nominations submitted by shareholders. To recommend a nominee, a shareholder should write to Chairman of the Corporate Governance & Nominating Committee, c/o Secretary, GenCorp Inc., P.O. Box 537012, Sacramento, California 95853-7012 (if by overnight courier, then Highway 50 & Aerojet Road, Rancho Cordova, California 95742). Any such recommendation must include (i) the name and address of the candidate; (ii) a brief biographical description, including his or her occupation for at least the last five years, and a statement of the qualifications of the candidate; and (iii) the candidate’s signed consent to serve as a Director if elected and to be named in the proxy statement.

Such nominations must be received by the Chairman of the Corporate Governance & Nominating Committee no later than the December 1 immediately preceding the date of the annual meeting of shareholders at which the nominee is to be considered for election. Since the date of the Company’s 2006 Proxy Statement, there have been no material changes to the procedures by which shareholders of the Company may recommend nominees to the Board of Directors.

The Corporate Governance & Nominating Committee seeks to create a Board that is, as a whole, strong in its collective knowledge and diversity of skills and experience and background with respect to accounting and finance, management and leadership, business judgment, industry knowledge and corporate governance. When the Corporate Governance & Nominating Committee reviews a potential new candidate, it looks specifically at the candidate’s qualifications in light of the needs of the Board and the Company at that time, given the then-current mix of Director attributes.

Communications with Directors

Shareholders and other interested parties may communicate with the Board or individual Directors by mail addressed to: Chairman of the Corporate Governance & Nominating Committee, c/o Secretary, GenCorp Inc., P.O. Box 537012, Sacramento, California 95853-7012 (if by overnight courier, then Highway 50 & Aerojet Road, Rancho Cordova, California 95742). The Secretary may initially review communications to the Board or individual Directors and transmit a summary to the Board or individual Directors, but has discretion to exclude from transmittal any communications that are, in the reasonable judgment of the Secretary, inappropriate for submission to the intended recipient(s). Examples of communications that would be considered inappropriate for submission to the Board or a Director include, without limitation, customer complaints, solicitations, commercial advertisements, communications that do not relate directly or indirectly to the Company’s business or communications that relate to improper or irrelevant topics.

Code of Ethics and Corporate Governance Guidelines

The Company has adopted a code of ethics known as the “Code of Business Conduct” that applies to the Company’s employees including the principal executive officer, principal financial officer, principal accounting officer and controller. Copies of the Code of Business Conduct and the Company’s Corporate Governance Guidelines are available on the Company’s website at www.GenCorp.com (copies are available in print to any shareholder who requests them by writing to Secretary, GenCorp Inc., P.O. Box 537012, Sacramento, California 95853-7012 (if by overnight courier, then Highway 50 & Aerojet Road, Rancho Cordova, California 95742)).

Director Compensation

Non-employee Directors receive compensation of $44,000 per year plus $4,000 for each Committee membership. A non-employee Director who serves as Chairman of a Committee of the Board also receives an additional annual fee of $8,000 in consideration of such service. For his service as Lead Director in 2006 and 2007, Mr. Didion received additional compensation in the amount of $25,000.

Non-employee Directors annually may elect to defer all or a percentage of their compensation, pursuant to a deferred compensation plan for non-employee Directors. The plan is unfunded, and deferred amounts are credited, at the election of the Director, with phantom shares in a GenCorp stock fund, a Standard & Poor’s 500 index fund, or a cash deposit program. Deferred amounts and earnings thereon are payable at or commencing at a future date, in either a lump sum or installments as elected by the Director at the time of deferral.

Each non-employee Director elected to the Board prior to January 1, 2002 participated in the Company’s Retirement Plan for Non-Employee Directors. Under that plan, each non-employee Director will receive a monthly retirement benefit in the amount of $2,000 until the number of monthly payments made equals the Director’s months of benefit accrual under the plan (maximum of 120 months). In the event of death prior to payment of the applicable number of installments, the aggregate amount of unpaid monthly installments will be paid, in a lump sum, to the retired Director’s surviving spouse or other designated beneficiary, if any, or to the retired Director’s estate.

Non-employee Directors serving on the Board prior to January 1, 2002 were given the opportunity to either (a) continue participating in the Retirement Plan for Non-Employee Directors, or (b) freeze the retirement benefit already accrued under the Retirement Plan for Non-Employee Directors and receive the annual stock option or stock appreciation rights grant, as described below, in respect of future service on the Board. All non-employee Directors have elected to freeze accrued retirement benefits and receive the annual stock option or stock appreciation rights grant as described below.

All non-employee Directors receive an annual grant of 5,000 non-qualified stock options or stock appreciation rights at the Board’s discretion. Prior to January 1, 2006, non-employee Directors were granted annually an amount of non-qualified stock option or stock appreciation rights valued at $30,000 by a modified Black-Scholes method. Fifty percent of such stock options or stock appreciation rights vest six months from the date of grant with the remaining stock options or stock appreciation rights vesting one year from the date of grant. All such stock options and stock appreciation rights have a 10-year term.

Non-employee Directors also are eligible to receive restricted stock awards under the GenCorp 1999 Equity and Performance Incentive Plan. Provided that the grantee remains in continuous service as a Director of the Company, the restricted shares vest and become nonforfeitable on the third anniversary of the grant. In fiscal year 2006, each non-employee Director received a grant of 500 restricted shares of the Company’s Common Stock. Newly-elected Directors are also granted 500 restricted shares of the Company’s Common Stock at the time of their election. All shares may be voted, but ownership may not be transferred until such shares are vested. Unless otherwise approved by the Board, unvested shares will be forfeited in the event of a voluntary resignation or refusal to stand for reelection, but vesting will be accelerated upon the occurrence of a change in control or announcement of a tender or exchange offer which would result in a person holding beneficial ownership of 30% or more of the outstanding Company Common Stock.

The GenCorp Foundation matches employee, retiree and non-employee Director gifts to accredited, non-profit colleges, universities, secondary and elementary public or private schools located in the United States. Gifts made by active employees and Directors are matched dollar for dollar, up to $7,500 per calendar year.

Security Ownership of Officers and Directors

The following table lists share ownership of the Company’s Common Stock as of February 6, 2007, by Directors and the named executive officers listed in the Summary Compensation Table, as well as the number of shares beneficially owned by all our Directors and executive officers as a group. Unless otherwise indicated, share ownership is direct.

	Amount and Nature of		Percent
Beneficial Owner	Beneficial Ownership(1)(2)		of Class

J. Robert Anderson	20,914		*
Charles F. Bolden Jr.	1,500		*
James J. Didion	19,790	(3)	*
David A. Lorber	1,000		*
James M. Osterhoff	25,865	(3)	*
Todd R. Snyder	3,000		*
Timothy A. Wicks	1,000		*
Sheila E. Widnall	21,246		*
Robert C. Woods	1,000		*
Terry L. Hall	548,956		*
Yasmin R. Seyal	163,558		*
J. Scott Neish	33,888		*
Michael F. Martin	131,477		*
Mark A. Whitney	60,200		*
All Directors and executive officers as a group (18 persons)	1,167,459		2.1%

(*)	Less than 1.0%

(1)	The number of shares beneficially owned by a Director or an officer of the Company includes restricted shares granted under the GenCorp Inc. 1999 Equity and Performance Incentive Plan and shares previously held prior to election. The number of shares beneficially owned by an officer of the Company includes shares credited in accordance with the GenCorp Retirement Savings Plan as of January 31, 2007. These numbers do not include stock appreciation rights granted to Directors and officers.

(2)	Includes shares issuable upon the exercise of stock options that may be exercised within 60 days of February 6, 2007 as follows: Mr. Anderson — 17,414 shares; Mr. Didion — 16,790 shares; Mr. Osterhoff — 17,414 shares; Dr. Widnall — 17,414 shares; Mr. Hall — 321,316 shares; Ms. Seyal — 72,224 shares; Mr. Neish — 2,200 shares; Mr. Martin — 120,467 shares; Mr. Whitney — 24,000 shares; and all executive officers and Directors as a group — 669,057 shares. Neither of Messrs. Bolden, Lorber, Snyder, Wicks nor Woods holds stock options exercisable within 60 days of February 1, 2007.

(3)	Some shares are held indirectly through the Didion Trust and James M. Osterhoff Trust, respectively.

Security Ownership of Certain Owners

The following table lists the persons known by the Company to be the beneficial owners of more than five percent of the 56,236,544 shares of the Company’s Common Stock outstanding as of February 6, 2007. The dates applicable to the shares beneficially owned are set forth in the footnotes below.

	Amount and Nature of		Percent
Beneficial Owner	Beneficial Ownership		of Class

Sandell Asset Management Corp.	5,422,115	(1)	9.6%
40 West 57th Street 26th Floor New York, NY 10019

GAMCO Investors, Inc.	5,153,120	(2)	9.1%
One Corporate Center Rye, NY 10580

Pirate Capital LLC	4,674,200	(3)	8.3%
200 Connecticut Avenue 4th Floor Norwalk, CT 06854

Steel Partners II, L.P.	4,489,002	(4)	8.0%
590 Madison Avenue 32nd Floor New York, NY 10022

GenCorp Retirement Savings Plans	3,152,902	(5)	5.6%
c/o Fidelity Management Trust Company 82 Devonshire Street Boston, MA 02109

Sowood Capital Management LP	2,992,400	(6)	5.3%
500 Boylston Street, 17th Floor Boston, MA 02116

(1)	Includes shares beneficially owned by Thomas E. Sandell and various affiliated entities, including Sandell Asset Management Corp., Castlerigg Master Investments Ltd., Castlerigg International Limited, Castlerigg International Holdings Limited, CGS. Ltd., and Castlerigg Global Select Fund Limited. Sandell Asset Management Corp reported shared voting and dispositive power with respect to 5,422,115 shares. Each of Castlerigg Master Investments Ltd., Castlerigg International Limited, and Castlerigg International Holdings Limited reported shared voting and dispositive power with respect to 3,922,248 shares. Each of CGS. Ltd. and Castlerigg Global Select Fund Limited reported shared voting and dispositive power with respect to

1,499,867 shares. All of the foregoing information is according to Amendment No. 3 to a Schedule 13D dated October 12, 2006 and filed with the SEC on October 13, 2006.

(2)	Includes shares beneficially owned by Mario J. Gabelli and various affiliated entities, including Gabelli Funds, LLC, GAMCO Asset Management Inc., Gabelli Securities, Inc., GGCP, Inc. and GAMCO Investors, Inc. Gabelli Funds, LLC reported sole voting power and sole dispositive power with respect to 1,758,780 shares. GAMCO Asset Management Inc. reported sole voting power with respect to 3,189,790 shares and sole dispositive power with respect to 3,391,790 shares. Gabelli Securities, Inc. reported sole voting power and sole dispositive power with respect to 2,600 shares. Includes 232,352 shares with respect to which the reporting persons have the right to acquire beneficial ownership upon conversion of the Company’s convertible notes. All of the foregoing information is according to Amendment No. 43 to a Schedule 13D dated March 29, 2006 and filed with the SEC on March 29, 2006.

(3)	Includes shares beneficially owned by Thomas R. Hudson Jr. and Pirate Capital LLC. Pirate Capital LLC reported shared voting power with respect to 889,200 shares and shared dispositive power with respect to 4,674,200 shares. Thomas R. Hudson reported sole voting power with respect to 3,785,000 shares, shared voting power with respect to 889,200 shares and shared dispositive power with respect to 4,674,200 shares. All of the foregoing information is according to Amendment No. 7 to Schedule 13D dated February 21, 2006 and filed with the SEC on February 21, 2006.

(4)	Includes shares beneficially owned by Warren G. Lichtenstein and various affiliated entities, including Steel Partners II, L.P. and Steel Partners, L.L.C., each of which reported sole voting power and sole dispositive power with respect to such shares. All of the foregoing information is according to Amendment No. 8 to a Schedule 13D dated February 20, 2007 and filed with the SEC on February 20, 2007.

(5)	Shares held as of December 31, 2006 by Fidelity Management Trust Company, the Trustee for the GenCorp Retirement Savings Plan.

(6)	Includes shares beneficially owned by Sowood Capital Management LP, which reported shared voting power with respect to 2,992,400 shares and shared dispositive power with respect to 2,992,400 shares. All of the foregoing information is according to Schedule 13G dated October 10, 1006 and filed with the SEC on October 10, 2006.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s Directors and certain officers and persons who own more than ten percent of the outstanding Common Stock to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the SEC and the NYSE. The SEC also requires such persons to furnish the Company with copies of the Forms 3, 4 and 5 they file.

Based solely on our review of the copies of such forms that the Company has received, the Company believes that all of its Directors, executive officers and greater than ten percent beneficial owners complied with all filing requirements applicable to them with respect to transactions during fiscal year 2006, except as follows:

•	In May 2006, James J. Didion and James M. Osterhoff deferred a portion of their Director compensation into the Deferred Compensation Plan for Nonemployee Directors (the Deferred Compensation Plan) in the form of phantom stock units. Due to an administrative oversight, the Forms 4 to report these transactions were not filed until July 2006.

•	Under the terms of the Deferred Compensation Plan, payouts under the plan commence when the participant reaches the age of 70. Following his 70th birthday in May 2006, Mr. Osterhoff received his first payout from the Deferred Compensation Plan. Due to an administrative oversight, the Form 4 to report this transaction was not filed until July 2006.

Executive Compensation

The following table discloses compensation awarded to, earned by, or paid to the Company’s Chief Executive Officer and its next four most highly compensated executive officers for all services rendered by them in all capacities to the Company and its subsidiaries during fiscal year 2006 and the two preceding fiscal years.

SUMMARY COMPENSATION TABLE

		Annual Compensation				Long Term Compensation
						Awards			Payouts
								Securities
				Other		Restricted		Underlying	LTIP	All Other
				Annual		Stock		Options/	Payouts	Compensation
Name and Current		Salary	Bonus	Compensation		Awards(7)		SARS	(12)(13)	(14)
Principal Position	Year	($)	($)	($)(4)		($)		(#)	($)	($)
Terry L. Hall	2006	619,615	275,625	-		-		69,000	-	27,883
President and Chief	2005	600,000	-	-		187,800	(8)	42,000	749,990	27,000
Executive Officer	2004	584,037	-	6,097	(5)	205,400	(9)	-	-	54,125

Yasmin R. Seyal	2006	318,000	111,300	-		-		23,500	-	14,310
Senior Vice President	2005	312,115	-	-		111,060	(10)	17,000	162,160	13,945
and Chief Financial Officer	2004	293,614	-	-		87,295	(9)	-	-	24,553

J. Scott Neish(1)	2006	275,575	275,004	2,359	(5)	278,250	(11)	26,500	-	12,076
Vice President and	2005	197,997	-	356	(5)	-		3,500	-	8,680
President, Aerojet-	2004	191,269	90,000	54,488	(6)	-		-	-	8,607
General Corporation (since December 1, 2005)

Michael F. Martin(2)	2006	315,000	55,125	-		-		10,000	-	10,933
Vice President	2005	305,192	-	1,406	(5)	74,040	(10)	17,000	121,620	20,916
(December 1, 2005 —	2004	283,462	159,600	3,098	(5)	80,620	(9)	-	-	27,050
November 30, 2006)

Mark A. Whitney(3)	2006	265,196	64,167	-		-		22,500	-	11,934
Senior Vice President,	2005	259,793	-	-		46,275	(10)	5,000	-	11,691
Law; General Counsel	2004	249,996	-	100	(5)	28,756	(9)	-	-	15,594
and Secretary

(1)	From July 19, 2005 to November 30, 2005, Mr. Neish served as Executive Vice President of Aerojet-General Corporation. Prior to July 19, 2005, Mr. Neish served as Vice President of Operations of Aerojet.

(2)	Prior to November 30, 2005, Mr. Martin served as Vice President and President, Aerojet-General Corporation.

(3)	From April 1, 2003 to July 26, 2006, Mr. Whitney served as Vice President, Law; Deputy General Counsel and Assistant Secretary.

(4)	Excepted as otherwise noted in the table, the named executive officers did not have perquisites and other personal benefits in excess of reporting thresholds for these years.

(5)	Reimbursement for taxes payable in connection with gross-up of certain travel expenses.

(6)	Includes $54,098 for relocation expenses. The balance represents reimbursement for taxes payable in connection with gross-up of certain travel expenses.

(7)	Non-performance based restricted stock awards. For performance-based see “Long Term Incentive Plans — Awards in Last Fiscal Year” table on page 29. The aggregate number of restricted shares held by each of such executive officers and the market value of such shares on November 30, 2006 ($13.81) were as follows: Mr. Hall — 56,024 shares, $773,691; Ms. Seyal — 24,725 shares, $341,452; Mr. Neish — 18,500 shares, $255,485; Mr. Martin — 1,000 shares, $13,810; and Mr. Whitney — 8,799 shares, $121,514. Dividends declared by the Company, if any, are paid on these shares during the restricted period.

(8)	Represents 10,000 restricted shares granted under the GenCorp Inc. 1999 Equity and Performance Incentive Plan on February 8, 2005 at a market price of $18.78 with a vesting date of February 8, 2008. Dividends declared by the Company, if any, are paid on these shares during the restricted period.

(9)	Represents restricted shares granted to such executive officers under the GenCorp Inc. 1999 Equity and Performance Incentive Plan on February 4, 2004 at a market price of $10.27 with a vesting date of March 1, 2006 as follows: Mr. Hall — 20,000 shares; Ms. Seyal — 8,500 shares; Mr. Martin — 7,850 shares; and Mr. Whitney — 2,800 shares. Dividends declared by the Company, if any, are paid on these shares during the restricted period.

(10)	Represents restricted shares granted to such executive officers under the GenCorp Inc. 1999 Equity and Performance Incentive Plan on February 7, 2005 at a market price of $18.51 with a vesting date of February 7, 2008 as follows: Ms. Seyal — 6,000 shares; Mr. Martin — 4,000 shares; and Mr. Whitney — 2,500 shares. Dividends declared by the Company, if any, are paid on these shares during the restricted period.

(11)	Represents 15,000 restricted shares granted under the GenCorp Inc. 1999 Equity and Performance Incentive Plan on December 1, 2005 at a market price of $18.55 with a vesting date of December 1, 2008. Dividends declared by the Company, if any, are paid on these shares during the restricted period. The market value of these shares on November 30, 2006 was $207,150.

(12)	The Company’s 2006 Proxy Statement inadvertently included figures in this column relating to fiscal year 2004. Those numbers in the 2006 Proxy Statement should have been listed in the 2003 compensation row. There were no LTIP payouts in fiscal years 2004 or 2006.

(13)	For fiscal year 2005, the number in the table represents the value of restricted shares with grant dates of May 15, 2002 and September 27, 2002 granted under the GenCorp Inc. 1999 Equity and Performance Incentive Plan, that vested as a result of the Company’s common stock closing at or above $19.00 per share for ten consecutive trading days within four years from the date of grant. Shares vesting were as follows: Mr. Hall — 37,000 shares; Ms. Seyal — 8,000 shares; and Mr. Martin — 6,000 shares. Amounts included in the table are based on the market price of $20.27 per share on the March 17, 2005 vesting date.

(14)	Company contributions credited to the executive’s account in the GenCorp Retirement Savings Plan and the amount credited to the executive’s account in the GenCorp Benefits Restoration Plan, a non-funded plan that restores to the individual’s account amounts otherwise excluded due to limitations imposed by the Internal Revenue Code on contributions and includable compensation under qualified plans.

OPTION/SAR GRANTS IN LAST FISCAL YEAR

	Individual Grants				Potential Realizable
	Number of	Percent of			Value at Assumed
	Securities	Total			Annual Rates of
	Underlying	Options/			Stock Price
	Options/	SARS			Appreciation For
	SARS	Granted to	Exercise or		Option Term
	Granted	Employees in	Base Price	Expiration	(ten years)
Name	(#)	Fiscal Year	($/Share)	Date	5%($)	10%($)

Terry L. Hall	69,000	19.17	19.52	1/24/2016	847,046	2,146,580
Yasmin R. Seyal	23,500	6.53	19.34	1/23/2016	285,826	724,340
J. Scott Neish	5,000	1.39	18.55	12/1/2015	58,330	147,820
J. Scott Neish	21,500	5.97	19.34	1/23/2016	261,501	662,694
Michael F. Martin	10,000	2.78	19.34	1/23/2016	121,628	308,230
Mark A. Whitney	7,500	2.08	19.34	1/23/2016	91,221	231,172
Mark A. Whitney	15,000	4.17	15.11	7/26/2016	142,539	361,222

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
AND FISCAL YEAR END OPTION/SAR VALUES

	Shares		Number of Securities
	Acquired		Underlying Unexercised		Value of Unexercised In-
	on	Value	Options/SARs at Fiscal		the-Money Options/SARs
	Exercise	Realized	Year End (#)		at Fiscal Year End ($)
Name	(#)	($)(1)	Exercisable	Unexercisable	Exercisable	Unexercisable

Terry L. Hall	—	—	353,316	97,000	1,252,594	—
Yasmin R. Seyal	—	—	77,891	34,833	274,019	—
J. Scott Neish	—	—	2,867	29,333	9,944	—
Michael F. Martin	12,237	42,244.57	120,467	5,667	372,210	—
Mark A. Whitney	—	—	25,667	25,833	174,720	—

(1)	The dollar values are calculated by determining the difference between the closing price on the NYSE for the Company’s Common Stock on the date of exercise and the option price.

LONG-TERM INCENTIVE PLANS — AWARDS IN LAST FISCAL YEAR

			Performance or
	Number of		Other Period
	Shares, Units or		Until Maturation	Estimated Future Payouts
	Other		or Payout	Threshold	Target	Maximum
Name	Rights (#)(1)		(Years)	(#)	(#)	(#)

Terry L. Hall	34,000	(2)	1-2 years	2,210	34,000	34,000
Yasmin R. Seyal	13,500	(3)	1-2 years	878	13,500	13,500
J. Scott Neish	10,000	(4)	1-2 years	650	10,000	10,000
Michael F. Martin	—	(5)	—	—	—	—
Mark A. Whitney	5,500	(6)	1-2 years	358	5,500	5,500

(1)	All shares of restricted stock listed in this table were awarded under the GenCorp Inc. 1999 Equity and Performance Incentive Plan and all such shares represent performance-based restricted stock. For non-performance-based restricted stock awards, see the Summary Compensation Table on page 25. Of the total amount in each of these restricted stock grants, 35% of the grant vested as a result of the Company’s achieving certain earnings per share targets goals for fiscal year 2006 and 65% of the grant did not vest and was forfeited by the executives after the Company failed to attain certain business segment milestones. If none of the specified business segment goals were attained and the Company failed to meet the earnings per share target for fiscal 2006, none of such shares would have vested.

(2)	(a) 22,100 shares of this restricted stock award were forfeited and returned to the plan because the Company failed to meet certain business segment goals; (b) 11,900 shares of this restricted stock award vested on January 23, 2007 since the Company met certain earnings per share targets.

(3)	(a) 8,775 shares of this restricted stock award were forfeited and returned to the plan because the Company failed to meet certain business segment goals; (b) 4,725 shares of this restricted stock award vested on January 23, 2007 since the Company met certain earnings per share targets.

(4)	(a) 6,500 shares of this restricted stock award were forfeited and returned to the plan because the Company failed to meet certain business segment goals; (b) 3,500 shares of this restricted stock award vested on January 23, 2007 since the Company met certain earnings per share targets.

(5)	Mr. Martin did not receive an award of performance-based restricted stock in fiscal year 2006.

(6)	(a) 3,575 shares of this restricted stock award were forfeited and returned to the plan because the Company failed to meet certain business segment goals; (b) 1,925 shares of this restricted stock award vested on January 23, 2007 since the Company met certain earnings per share targets.

Pension Benefits

The Company’s salaried pension plans include several formulas for the determination of benefits and require that the formula providing the highest benefit be utilized to determine an employee’s actual benefit. The two formulas applicable to executives are the “five-year average compensation formula” and the “career average formula.” Estimated benefits are shown below, because the required calculations do not lend themselves to a typical pension plan table where benefits can be determined by the reader solely upon the basis of years of service and final compensation.

		Approximate	Estimated
		Years of	Annual Benefits
		Credited Service	Payable at
	Applicable	at Anticipated	Anticipated
Name	Formula	Retirement	Retirement

Terry L. Hall	Career Average	20	$244,865
Yasmin R. Seyal	Five-Year Average	33	$173,684
J. Scott Neish	Career Average	10	$57,296
Michael F. Martin	Five-Year Average	25	$191,019
Mark A. Whitney	Career Average	25	$129,774

Retirement benefits in the table above were calculated pursuant to the terms of the GenCorp Consolidated Pension Plan. The benefits shown are estimates and are not adjusted for any survivor option. Except as to Michael F. Martin, who retired on December 1, 2006, estimated benefits are based upon the assumptions that (i) the executive will remain an employee until age 65, (ii) the pension plan formulas under which the estimated benefits are calculated will remain unchanged, and (iii) compensation will continue until retirement at a rate equal to salary and bonus paid during fiscal year 2006.

The “five-year average compensation formula” is the sum of (A) and (B) where (A) is 1.125% of the participant’s highest five-year average compensation up to the Average Social Security Wage Base (ASSWB) plus 1.5% of such five-year average compensation in excess of the ASSWB multiplied by the total of such years of service up to 35 years, and (B) is 1.5% of such five-year average compensation multiplied by the total years of service in excess of 35 years. The “career average formula” provides that for each year of service prior to attainment of 35 years of service, the employee will be credited 1.625% of annual compensation up to the ASSWB plus 2.0% of annual compensation in excess of the ASSWB and, after attainment of 35 years of service, 2.0% of annual compensation. The published ASSWB applicable to the plan year ended November 30, 2006 is $46,200.

The benefits shown in the table have not been reduced to reflect the limitation on includable compensation or the overall benefit limitation imposed on pension plans qualified under Section 401(a) of the Internal Revenue Code, since the amount of any of these reductions will be restored to the individual pursuant to the terms of the GenCorp Benefits Restoration Plan, an unfunded plan with benefits payable out of the general assets of the Company.

Performance Graph

The following graph compares the cumulative total shareholder return on $100 invested in November 2001 assuming reinvestment of dividends*, of the Company’s Common Stock with the cumulative total return, assuming reinvestment of dividends, of (i) the Standard & Poor’s 500 Composite Stock Price Index (S&P 500 Index), and (ii) the Standard & Poor’s 500 Aerospace & Defense Index. The stock price performance shown on the graph is not necessarily indicative of future performance.

*	Beginning with the third quarter of fiscal year 2004, the Board of Directors eliminated the payment of quarterly dividends for future periods.

Comparison of Cumulative Total Return
Among GenCorp, S&P 500 Index, and the S&P 500 Aerospace and Defense Index,
November 2001 through November 2006

	Years Ended
	Base
	Period
Company Name/ Index	Nov01	Nov02	Nov03	Nov04	Nov05	Nov06

GENCORP INC.	100	64.23	80.56	136.01	147.74	111.73
S&P 500 INDEX	100	83.49	96.08	108.44	117.59	134.33
S&P 500 AEROSPACE & DEFENSE	100	98.79	110.71	143.32	158.98	203.83

REPORT OF THE ORGANIZATION & COMPENSATION COMMITTEE
ON EXECUTIVE COMPENSATION

Role and Composition of the Committee

The Organization & Compensation Committee (Compensation Committee) discharges the Board’s responsibilities relating to compensation of the Company’s executive officers, including evaluating the performance of the Company’s executive officers, and approving their annual compensation and equity awards. The Committee also assists the Board in establishing chief executive officer (CEO) annual goals and objectives and recommends CEO compensation to the other independent Board members for approval. The specific responsibilities and functions of the Compensation Committee are delineated in the Compensation Committee Charter.

Executive Compensation Objectives

The key objectives of the Company’s executive compensation programs are to attract, motivate, and retain executives who drive the Company’s success and leadership. The programs are designed to:

•	Provide executives with competitive compensation that maintains a balance between cash and equity-based compensation and puts a significant portion of total compensation at risk, tied both to annual and long-term performance of the Company as well as to the creation of shareholder value.

•	Encourage executives to manage from the perspective of owners with an equity stake in the Company.

In order to strengthen the alignment between the interests of shareholders and the interests of executives of the Company, the Compensation Committee approved share ownership guidelines in 1998 that apply to the Company’s executive officers. Under these guidelines, each executive officer is expected to own shares of the Company’s Common Stock equal in aggregate market value to a designated multiple of such officer’s annual salary.

Components of Executive Compensation

The compensation program for executive officers, including the named executive officers, consists of the following components:

Cash. This includes base salary and any bonus award earned for the fiscal year’s performance. The Company’s cash compensation policies provide a base salary that is competitive with industry pay levels and offer bonuses that reward superior performance. Executives have the opportunity to earn an annual bonus (typically up to 125% of base for the President and Chief Executive Officer, 80% — 100% for Senior Vice Presidents and business unit Presidents and 50% for Vice Presidents) based upon the Company’s meeting performance goals. In fiscal year 2006, executive officers and other key employees at the business segment level had the opportunity to earn annual cash bonuses based on meeting certain performance goals consisting of a combination of business segment-level financial performance, including cash flow, the attainment of certain business segment milestones, and Company-level performance. Under certain circumstances business unit Presidents can earn cash bonuses in excess of 100% of base salary provided certain goals are met. In fiscal year 2006, executive officers at the corporate level had the opportunity to earn annual cash bonuses based on Company-level performance and the attainment of certain business segment milestones, with Company-level performance objectives based on earnings per share goals, and cash flow.

Equity-Based Compensation. Executive officers have historically been eligible for stock option or stock appreciation rights (SARs) grants and restricted stock awards. Stock option and SARs grants typically vest after a three year period, subject to the recipient’s continued employment with the Company. Performance-based restricted stock grants typically vest over a three- to five-year period provided that the Company meets pre-established performance goals set by the Compensation Committee. These performance goals are typically based on the achievement of business segment milestones, earnings per share (EPS) growth and/or cash flow goals. The Company’s stock option and SARs program was designed to promote outstanding performance over an employee’s career through compensation that increases with the Company’s long-term performance.

Pursuant to restricted stock grants made in fiscal year 2006, 35% of the grant vested as a result of the Company’s achieving certain EPS goals and 65% of the grant did not vest and was forfeited by the executives after the Company failed to attain certain business segment milestones. Such goals and milestones were set by the Compensation Committee in early 2006. In 2006, the Compensation Committee also granted certain executive officers, including the named executive officers, time-based SARs.

Pursuant to restricted stock grants made in fiscal year 2005, half of the grant to each executive officer vests upon the attainment of certain business segment milestones and the remaining half vests in four equal installments over a four-year period provided that the Company achieves certain EPS and cash flow goals. Half of the grant allocated to the fiscal 2006 goals vested after the Company achieved the EPS goal established by the Compensation Committee and the balance of such allocated amount was forfeited by the executives after the Company failed to meet cash flow goals established by the Compensation Committee.

Restricted shares granted to executive officers in fiscal year 2002 vested in 2005 after shares of the Company’s Common Stock closed at or above a certain price level.

All of such performance-based restricted shares are forfeited back to the Plan if the performance goals are not met. All prior grants of restricted stock that were to have vested upon the achievement of certain performance goals in fiscal 2005 were forfeited back to the Company since performance goals were not met.

Under the GenCorp 1999 Equity and Performance Incentive Plan, the Compensation Committee has discretion to grant restricted stock to employees that vest solely upon the passage of time, subject to the employee’s continued employment with the Company (time-based restricted stock). The Compensation Committee granted certain executives, including certain of the named executive officers, time-based restricted stock in February 2005 which vests in February 2008. The

Compensation Committee has also granted certain executive officers, including the named executive officers, time-based restricted stock as new hire and/or promotion incentives in the past.

Determination of Executive Pay Levels and Equity-Based Awards

The Compensation Committee has identified benchmark companies, against which it measures the Company’s levels of executive compensation. In addition, the Compensation Committee considers analyses of current executive compensation trends and practices derived from national executive compensation surveys. These analyses also provide benchmark information on compensation practices such as the prevalence of types of compensation plans and the proportion of the types of pay components as part of the total compensation package. These analyses are supplemented by other publicly available information and input from compensation consultants and on other factors such as recent market trends. Each year, the Compensation Committee determines the appropriate use of equity-based compensation, balancing these factors against the projected needs of the business as well as financial considerations, including the projected impact on shareholder dilution.

Compensation for the President and Chief Executive Officer

Terry L. Hall has served as President and Chief Executive Officer of the Company since July 2002. He served as Chairman of the Board from December 2003 until February 2007. The Compensation Committee used the executive compensation practices described above to determine Mr. Hall’s fiscal year 2006 compensation. Mr. Hall’s total compensation reflects a consideration of both competitive forces and the Company’s performance.

The Compensation Committee surveyed the total direct compensation for chief executive officers of the group of companies used for comparison purposes. Based on this information, the Compensation Committee determined a median around which the Compensation Committee built a competitive range for cash-based and equity-based elements of the compensation package. As a result of this review, the Compensation Committee determined a mix of base salary and bonus opportunity, along with an equity position to align Mr. Hall’s compensation with the performance of the Company.

For fiscal year 2006, Mr. Hall received total salary of $619,615 and a performance-based cash incentive bonus of $275,625 after the Company achieved a certain economic earnings per share target for fiscal 2006. Mr. Hall’s current salary, approved in January 2006 and effective April 1, 2006, is $630,000 per year.

Tax Deductibility under Section 162(m)

Section 162(m) of the Internal Revenue Code imposes limits on the deductibility of certain compensation in excess of $1,000,000 paid to the Chief Executive Officer and other named executive officers of public companies. Management and the Compensation Committee have reviewed the regulations and feel that the current compensation program and policies are appropriate. In those years when performance is exceptional, it is possible for one or more officers to surpass the $1,000,000 threshold under the executive officer compensation program. At this time, the Compensation Committee believes that accommodating the Internal Revenue Service regulations will not produce material benefits or increases in shareholder value. However, the Compensation Committee intends to review this issue regularly and may change its position in future years.

Submitted by the Organization & Compensation Committee,

J. Robert Anderson, Chairman
Charles F. Bolden, Jr.
Todd R. Snyder
Sheila E. Widnall

January 16, 2007

Compensation Committee Interlocks and Insider Participation

The Organization & Compensation Committee is composed entirely of non-employee independent Directors. As of November 30, 2006, the members of the Organization & Compensation Committee included J. Robert Anderson (Chairman), Charles F. Bolden, Todd R. Snyder and Sheila E. Widnall. All non-employee independent Directors participate in decisions regarding the compensation of Terry L. Hall, the President and Chief Executive Officer. Messrs. Lorber, Snyder and Woods were not members of the Board in January 2006 when the Board established Mr. Hall’s salary and incentive compensation for 2006. None of the Company’s executive officers serves as a member of the board of directors or compensation committee of any entity that has one or more of its executive officers serving as a member of the Company’s Organization & Compensation Committee. In addition, none of the Company’s executive officers serves as a member of the compensation committee of any entity that has one or more of its executive officers serving as a member of the Company’s Board of Directors.

Employment Contracts and Termination of Employment and Change in Control Arrangements

Pursuant to authorization by the Board of Directors, the Company entered into severance agreements with eight officers. The severance agreements provide for a severance payment in an amount equal to the officer’s base salary plus bonus multiplied by a factor of three in the case of the Terry Hall as President and Chief Executive Officer, or a Senior Vice President, or by a factor of two for other covered officers, if within three years after a change-in-control, the officer’s employment is terminated in a manner within the scope of the agreement. Covered termination includes termination by: (1) the Company, for any reason other than death, disability or cause, or (2) the officer, following the occurrence of one or more of the following events: (i) failure to elect, reelect or maintain the executive in office or substantially equivalent office, (ii) a significant adverse change in the nature or scope of authority or duties or reduction base pay, incentive opportunity or employee benefits, (iii) change in circumstances following a change-in-control, including, without limitation, a change in scope of business or activities for which the executive was responsible prior to the change-in-control, (iv) liquidation, dissolution, merger, consolidation, reorganization or transfer of substantially all of the business or assets of the Company, (v) relocation of principal work location in excess of 30 miles, or (vi) any material breach of the agreement by the Company. For purposes of such severance agreements, base salary is the annual salary in effect immediately prior to the change-in-control, and the bonus amount shall be the greater of (1) the average of the annual bonus made or to be made to the executive in regard to services rendered in any fiscal year during the three immediately preceding fiscal years, and (2) 75% of the executive’s maximum bonus opportunity under the Company’s annual incentive compensation plan for the fiscal year in which the change-in-control occurs. A change-in-control will occur if: (a) substantially all of the Company’s assets are sold, or the Company is merged into, another entity, with the result that less than 51% of the voting shares are held by persons who were shareholders prior to the transaction; (b) a report is filed with the SEC that an entity other than the Company, or a subsidiary or benefit plan of the Company has become beneficial owner of 20% or more of the voting power; (c) the individuals who, as of January 1, 2006 (the Effective Date) constituted the Board (the Incumbent Directors) cease for any reason, including without limitation as a result of a tender offer, proxy contest, merger or similar transaction, to constitute a majority thereof, provided that (1) any individual becoming a director of the Company subsequent to the Effective Date shall be considered an Incumbent Director if such person’s election or nomination for election was approved by a vote of at least two-thirds of the other Incumbent Directors, and (2) any individual whose initial assumption of office is in connection with or as a result of an actual or threatened election contest relating to the election of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a “person” other than the Board, including by reason of agreement intended to avoid or settle any such actual or threatened contest or solicitation shall not be considered an Incumbent Director; or (d) the Board determines that a particular transaction will result in a change-in-control and is in the best interests of the Company and its shareholders. The agreements also provide for continuation of health and life benefits for 24 months, vesting of accrued retirement benefits, payment of the amount required to cover excise taxes, if any, payment of $15,000 for financial counseling, payment of costs associated with outplacement services and costs of legal representation if required to enforce the agreement. The severance agreements renew annually unless, not later than September 30 of the preceding year, the Company or the executive gives notice that the term will not be extended. All named executive officers are covered by a severance agreement. In addition, under the terms of the GenCorp Consolidated Pension Plan, upon the occurrence of a change-in-control, the Company’s headquarters’ employees would have five years added to both age and years of service for purposes of calculating the employee’s pension benefits under such plan.

Indebtedness of Management

During fiscal year 2006, Mr. Hall, the Company’s President and Chief Executive Officer, had the principal sum of $77,170 indebtedness to the Company outstanding under the GenCorp Key Employee Loan Program (the Loan Program), which was approved by the Board to enable employees whose restricted stock had vested to pay taxes on the stock and retain it for as long as they remain in the employ of the Company. Repayment provisions under the Loan Program begin upon termination of employment. Interest, which is calculated and payable annually, is charged at the Company’s marginal borrowing rate which for 2006 was 5.28%. Interest accrued and paid by Mr. Hall for fiscal year 2006 totaled $4,174. The largest principal amount of indebtedness under the program during fiscal year 2006 for Mr. Hall was $77,170. Following the enactment of the Sarbanes-Oxley Act of 2002, the Loan Program was terminated effective July 30, 2002, but outstanding loans remain in effect in accordance with their existing terms.

PROPOSAL 7
RATIFICATION OF THE APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed PricewaterhouseCoopers LLP (PwC) to serve as the Company’s independent auditors for fiscal year 2007. The Audit Committee is submitting Proposal 7 to shareholders for ratification as a corporate governance practice. Ultimately, the Audit Committee retains full discretion and will make all determinations with respect to the appointment of the independent auditors, whether or not the Company’s shareholders ratify the appointment.

In July 2005, the Audit Committee determined, in accordance with sound corporate governance practices, that it would issue a request for proposal with regard to the Company’s audit engagement for fiscal year 2006 (the Audit RFP). Ernst & Young LLP (E&Y) had audited the Company’s financial statements for each fiscal year in the period from December 1, 1990 through November 30, 2005, inclusive.

The Audit Committee decided to issue the Audit RFP because it wanted the opportunity to review other auditing firms as prospective independent auditors for the Company and to consider the benefits and detriments of changing independent auditors. This decision to issue the Audit RFP was not related to the quality of services provided by E&Y. The Audit RFP was issued to several large independent registered public accounting firms, including E&Y.

On February 7, 2006 (the Auditor Change Date), the Audit Committee approved the selection of PwC as the Company’s independent registered public accounting firm for the fiscal year 2006 and this selection was ratified by our shareholders at the 2006 annual meeting of shareholders. PwC audited the Company’s financial statements for fiscal year 2006.

Representatives of PwC are expected to be present at the annual meeting of shareholders to answer appropriate questions. They also will have the opportunity to make a statement if they desire to do so.

The reports of E&Y on the Company’s financial statements for fiscal year 2005 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. The report of E&Y on internal control over financial reporting as of November 30, 2005 expressed an unqualified opinion on management’s assessment of the effectiveness of internal control over financial reporting and an adverse opinion on the effectiveness of internal control over financial reporting because of the existence of the material weakness described below.

In connection with E&Y’s audits for fiscal year 2005, and the period through the Auditor Change Date, there were no disagreements with E&Y on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of E&Y, would have caused E&Y to make reference to the subject matter of such disagreements in connection with its reports. In addition no reportable events, as defined in Item 304(a)(1)(v) of Regulation S-K, occurred during the Company’s fiscal year 2005 and the period through the Auditor Change Date, except that, as previously disclosed by the Company in its annual Report on Form 10-K for the year ended November 30, 2005, E&Y advised the Company that it did not maintain effective internal control over financial reporting as of November 30, 2005 because a material weakness in the Information and Communication component of internal control existed due to: (i) insufficient processes and controls to identify, capture and accurately communicate information in sufficient detail concerning complex, non-routine transactions in a timely manner to appropriate members of the Company’s finance and accounting organization that possess the necessary skills, knowledge and authority to determine that such transactions are properly accounted for in accordance with U.S. generally accepted accounting principles, and (ii) the lack of specificity in the existing processes regarding the degree and extent of procedures that should be performed by key finance and accounting personnel in their review of accounting for complex, non-routine transactions to determine that the objective of the review has been achieved.

The subject matter of the material weakness described above was discussed with E&Y by the Company’s management and the Audit Committee of the Board of Directors. The Company authorized E&Y to fully respond to any inquiries from PwC.

During the Company’s fiscal year 2005 and the period through the Auditor Change Date, neither the Company nor anyone on its behalf consulted with PwC regarding any of the matters referenced in Item 304(a)(2) of Regulation S-K.

The affirmative vote of the holders of at least a majority of the votes cast at the annual meeting of shareholders is necessary to approve Proposal 7, the ratification of the appointment of the Company’s independent auditors. Abstentions and broker non-votes will have no effect on the outcome of the vote on Proposal 7.

The Board of Directors unanimously recommends a vote FOR the ratification of the appointment of PwC as the Company’s independent auditors for fiscal year 2007.

The persons named in the accompanying form of proxy intend to vote such proxies to ratify the appointment of PwC unless a contrary choice is indicated. For this proposal, broker non-votes and abstentions will not be counted as votes cast.

Audit Fees

The Auditors’ aggregate fees billed for fiscal year 2006 (PwC) and 2005 (E&Y) for professional services rendered by them for the audit of the Company’s annual financial statements, the review of financial statements included in the Company’s quarterly reports on Form 10-Q, or services that are normally provided in connection with statutory audits were:

	2006	2005
	In Thousands

Audit fees	$2,505	$4,909

Audit-Related Fees

The Auditors’ aggregate fees billed for fiscal year 2006 (PwC) and 2005 (E&Y) for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements, and are not reported under “Audit Fees” above were:

	2006	2005
	In Thousands

Audit-related fees	$745	$724

Audit-related fees consisted principally of audits of employee benefit plans and special procedures related to regulatory filings in fiscal years 2006 (PwC) and 2004 (E&Y).

Tax Fees

The Auditors’ aggregate fees billed for fiscal year 2006 (PwC) and 2005 (E&Y) for professional services rendered by them for tax compliance, tax advice and tax planning were:

	2006	2005
	In Thousands

Tax fees	$166	$170

All Other Fees

The Auditors’ aggregate fees billed for fiscal year 2006 (PwC) and 2005 (E&Y) for products and services provided by them, other than those reported under “Audit Fees,” “Audit-Related Fees” and “Tax Fees,” were:

	2006	2005
	In Thousands

All other fees	$27	$0

In fiscal year 2005, PwC provided various non-audit services to the Company.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

Consistent with SEC policies regarding auditor independence, the Audit Committee has responsibility for appointing, setting compensation and overseeing the work of the independent auditors. In recognition of this responsibility, the Audit Committee has established a policy to pre-approve all audit and permissible non-audit services provided by the independent auditors.

Prior to engagement of the independent auditors for the next year’s audit, management will submit an aggregate of services expected to be rendered during the year for Audit, Audit-Related, Tax and Other Fees for approval. Prior to engagement, the Audit Committee pre-approves these services by category of service. The fees are budgeted and the Audit Committee requires the independent auditors and management to report actual fees versus the budget periodically throughout the year by category of service. During the fiscal year, circumstances may arise when it may become necessary to engage the independent auditors for additional services not contemplated in the original pre-approval. In those instances, the Audit Committee requires specific pre-approval before engaging the independent auditors.

The Audit Committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting.

None of the services described above was approved by the Audit Committee under the de minimus exception provided by Rule 2-01(c)(7)(i)(C) under Regulation S-X.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee assists the Board of Directors in fulfilling its responsibilities for general oversight of (i) the quality and integrity of the Company’s financial statements, (ii) the independent auditors’ qualifications and independence, (iii) the performance of the Company’s financial reporting process, internal control system, internal audit function and independent auditors, and (iv) the Company’s compliance with legal and regulatory requirements. The Audit Committee manages the Company’s relationship with its independent auditors, who report directly to the Audit Committee. The Audit Committee has the authority to obtain advice and assistance from outside legal, accounting or other advisors as the Audit Committee deems necessary to carry out its duties, with funding from the Company for such advice and assistance. Management is primarily responsible for establishing and maintaining the Company’s system of internal controls and preparing financial statements in accordance with accounting principles generally accepted in the United States.

In fulfilling its responsibilities, the Audit Committee reviewed and discussed with management the audited financial statements in the annual report, including a discussion of the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

The Audit Committee reviewed and discussed the Company’s financial statements with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, and discussed such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards. In addition, the Audit Committee discussed with the independent auditors matters required to be discussed by SAS 61, as amended, and the auditors’ independence from management and the Company, including the written disclosures and letter received from the independent auditors as required by the Independence Standards Board Standard No. 1 and the compatibility of their non-audit services with maintaining their independence.

The Audit Committee also reviewed with management and the independent auditors the preparation of the financial statements and related disclosures contained in the Company’s earnings announcements and quarterly reports.

The Audit Committee discussed with the Company’s internal and independent auditors the overall scope and plans for their respective audits. The Audit Committee met with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting. The Audit Committee received from management its assessment and report on the effectiveness of the Company’s internal controls over financial reporting. The Audit Committee also received PricewaterhouseCoopers LLP’s attestation report on management’s assessment of internal controls over financial reporting and its report on the Company’s internal controls over financial reporting. The Company outlined these reports in its annual report on Form 10-K for the fiscal year ended November 30, 2006.

The Audit Committee met nine times during fiscal year 2006.

In reliance on the reviews and discussions referred to in the foregoing paragraphs, the Audit Committee recommended to the Board of Directors (and the Board approved) that the audited financial statements be included in the annual Report on Form 10-K for the year ended November 30, 2006 for filing with the SEC. The Audit Committee appointed PricewaterhouseCoopers LLP as the Company’s independent auditors for fiscal year 2007.

Submitted by the Audit Committee,

James M. Osterhoff, Chairman
J. Robert Anderson
David A. Lorber
Timothy A. Wicks
Robert C. Woods

January 16, 2007

Other Business

As of the time this Proxy Statement was printed, management was unaware of any proposals to be presented for consideration at the annual meeting of shareholders other than those set forth herein, but, if other matters do properly come before the annual meeting of shareholders, it is the intention of the persons named in the accompanying form of proxy pursuant to discretionary authority conferred thereby, to vote the proxy in accordance with their best judgment on such matters.

Submission of Shareholder Proposals

Shareholders who intend to have their proposals considered for inclusion in the Company’s proxy materials related to the 2008 annual meeting of shareholders must submit their proposals to the Company no later than November 5, 2007. Shareholders who intend to present a proposal at the 2008 annual meeting of shareholders without inclusion of that proposal in the Company’s proxy materials are required to provide notice of their proposal to the Company no later than January 19, 2008. The Company’s proxy for the 2008 annual meeting of shareholders will grant authority to the persons named in the proxy card to exercise their voting discretion with respect to any proposal of which the Company does not receive notice by January 19, 2008. All proposals for inclusion in the Company’s proxy materials and notices of proposals should be sent to Chairman of the Corporate Governance & Nominating Committee, c/o Secretary, GenCorp Inc., P.O. Box 537012, Sacramento, CA 95853-7012 (overnight courier — Highway 50 & Aerojet Road, Rancho Cordova, CA 95742).

It is important that proxies be voted promptly. Therefore, shareholders who do not expect to attend in person are urged to vote by either (a) using the toll-free telephone number shown on your proxy card, (b) casting your vote electronically at the website listed on your proxy card, or (c) signing, dating and returning the accompanying proxy card in the enclosed envelope, which requires no postage if mailed in the United States.

By Order of the Board of Directors,

MARK A. WHITNEY
Senior Vice President, Law;
General Counsel and Secretary

March 5, 2007

APPENDIX A

Proposed Amendment to GenCorp’s
Amended Articles of Incorporation

Article Eighth:
Section 1701.831 of the Ohio Revised Code shall not apply to “control share acquisitions” of shares of the Corporation.

~~A. The Directors shall be divided, with respect to the terms for which they severally hold office, into three (3) classes, as nearly equal in number as the then total number of Directors constituting the whole Board permits, as determined by the Board of Directors, with the term of office of one (1) class expiring each year. At the Annual Meeting of Shareholders in 1988, at which the Directors shall be initially classified, Directors of the first class shall be elected to hold office for a term expiring at the next succeeding Annual Meeting in 1989, Directors of the second class shall be elected to hold office for a term expiring at the second succeeding Annual Meeting in 1990 and Directors of the third class shall be elected to hold office for a term expiring at the third succeeding Annual Meeting in 1991, with each class of Directors to hold office until their successors are duly elected and qualified. At each Annual Meeting of Shareholders following such initial classification and election, Directors elected to succeed those Directors whose terms shall then expire, other than those Directors elected as provided in paragraph B of this Article EIGHTH by a separate class vote of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation of the Corporation, shall be elected to hold office for a term expiring at the third succeeding Annual Meeting after such election. In the event of any increase in the number of Directors of the Corporation, the additional Director or Directors shall be so classified that all classes of Directors shall be as nearly equal in number as may be possible, as determined by the Board of Directors. In the event of any decrease in the number of Directors of the Corporation, all classes of Directors shall be decreased in number as nearly equally as may be possible, as determined by the Board of Directors. No decrease in the number of Directors shall shorten the term of any incumbent Director. To the extent required by law, each class of Directors shall consist of at least three (3) Directors.~~

~~B. In the event that the holders of any class or series of stock of the Corporation having a preference over the Common Stock as to dividends or upon liquidation of the Corporation are entitled, by a separate class vote, to elect Directors pursuant to the terms of these Articles of Incorporation (as they may be duly amended from time to time), then the provisions of the Articles of Incorporation with respect to their rights shall apply. Except as otherwise expressly provided in the Articles of Incorporation, the Directors that may be so elected by the holders of any such class or series of stock shall be elected for terms expiring at the next Annual Meeting of Shareholders and, without regard to the classification of the remaining members of the Board of Directors, vacancies among Directors so elected by the separate class vote of any such class or series of stock shall be filled by the remaining Directors elected by such class or series, or, if there are no such remaining Directors, by the holders of such class or series in the same manner in which such class or series initially elected Directors.~~

~~C. If at any meeting for the election of Directors, more than one (1) class of stock, voting separately as classes, shall be entitled to elect one (1) or more Directors and there shall be a quorum~~

A-1

~~of only one (1) such class of stock, that class of stock shall be entitled to elect its quota of Directors notwithstanding the absence of a quorum of the other class or classes of stock.~~

~~D. Notwithstanding the provisions of paragraph AA(a) of Article FOURTH hereof or any other provisions of these Articles of Incorporation or the Corporation’s Code of Regulations (and notwithstanding that a lesser percentage may be allowed by law), the provisions of this Article EIGHTH may be altered, amended, added to or repealed at a meeting held for such purpose only by the affirmative vote of the holders of not less than eighty percent (80%) of the total voting power of the Corporation entitled to vote, voting jointly as a single class.~~

Article Ninth:
Chapter 1704 of the Ohio Revised Code shall not apply to the Corporation.

Article Tenth:
 These Amended Articles of Incorporation take the place of and supersede the existing Amended Articles of Incorporation of the Corporation as heretofore amended.

A-2

APPENDIX B

Proposed Amendment to Article 2, Section 1
of GenCorp’s Amended Code of Regulations

ARTICLE 2.

BOARD OF DIRECTORS.

SECTION 1. Powers, Number and Term of Office.

The property and business of the Corporation shall be controlled, and its powers and authorities vested in and exercised, by a Board of Directors of not less than seven (7) (to the extent consistent with applicable law) nor more than seventeen (17) Directors, as shall be determined and fixed from time to time by the Board of Directors. ~~Subject to the provisions of Article EIGHTH of the Articles of Incorporation~~, Directors shall be elected annually at the Annual Meeting of Shareholders or if not so elected, at a Special Meeting of Shareholders called for that purpose. Each Director shall hold office until the next meeting of shareholders at which his successor is elected, or until his resignation, removal from office, or death, whichever is earlier.

B-1

APPENDIX C

Proposed New Section 12 of Article 2 and Amendments to
Sections 1 and 2 of Article 3 of GenCorp’s Amended Code of Regulations

ARTICLE 2.

Section 12. Chairman of the Board.

The Board of Directors shall elect a Chairman of the Board from among the members of the Board. The Board of Directors shall designate the Chairman as either a non-executive Chairman of the Board or, in accordance with the provisions of Section 1 of Article 3 of this Code of Regulations, an executive chairman of the Board. (References in this Code of Regulations to the “Chairman” shall mean the non-executive Chairman or executive Chairman, as designated by the Board.) The Chairman shall preside at all meetings of the Board of Directors and shall perform such other duties as may be directed by the Board of Directors or as otherwise set forth in this Code of Regulations.

ARTICLE 3.

Section 1. Officers.

The Corporation shall have a ~~Chairman of the Board of Directors, a~~ President, a Secretary and a Treasurer, all of whom shall be chosen by the Board of Directors. The ~~Chairman of the Board of Directors and the~~ President shall be ~~members~~
a member
  of the Board of Directors.
The Board of Directors may designate the Chairman as an executive Chairman, in which case such person shall be an officer of the Corporation and shall have, in addition to the duties set forth in this Code of Regulations, such other powers and authority as determined by the Board
 . The Corporation may also have one or more Vice Presidents, Assistant Secretaries, Assistant Treasurers and such other officers as the Board may deem advisable, all of whom shall be chosen by the Board of Directors. The Board of Directors shall designate a chief executive officer. Any two (2) or more offices may be held by the same person. All officers shall hold office for one (1) year and until their successors are selected and qualified, unless otherwise specified by the Board of Directors, provided, however, that any officer shall be subject to removal at any time by the affirmative vote of a majority of the Directors then in office.

~~Section 2. Chairman of the Board.~~

~~The Chairman of the Board shall preside at all meetings of the shareholders and of the Board of Directors and shall have such other powers and duties as may be vested in or imposed upon him by the Board of Directors.~~

C-1

YOUR VOTE IS IMPORTANT VOTE BY INTERNET / TELEPHONE 24 HOURS A DAY, 7 DAYS A WEEK

	INTERNET			TELEPHONE			MAIL

	https://www.proxypush.com/gy			1-866-509-2158

•	Go to the website address listed	OR	•	Use any touch-tone telephone.	OR	•	Mark, sign and date your proxy card.
	above.		•	Have your proxy card ready.		•	Detach your proxy card.
•	Have your proxy card ready.		•	Follow the simple recorded		•	Return your proxy card in the
•	Follow the simple instructions that			instructions.			postage-paid envelope provided.
appear on your computer screen.
Your telephone or Internet Vote authorizes the named proxies to vote your shares in the same manner as if you had marked, signed and returned a proxy card.

1-866-509-2158
CALL TOLL-FREE TO VOTE
THERE IS NO CHARGE FOR THIS CALL
WITHIN THE UNITED STATES AND CANADA ONLY

☐
▼  DETACH PROXY CARD HERE IF YOU ARE NOT VOTING VIA THE INTERNET OR BY TELEPHONE  ▼

Mark, Sign, Date and Return	☒	Votes must be indicated
the Proxy Card Promptly		(x) in Black or Blue ink.
Using the Enclosed Envelope.

		FOR	AGAINST	ABSTAIN
1.	Amend Amended Articles of Incorporation and Code of Regulations — Declassify the Board of Directors.	☐	☐	☐

2.	Amend Amended Articles of Incorporation — Opt out of Ohio’s Control Share Acquisitions Act.	☐	☐	☐

3.	Amend Amended Articles of Incorporation — Opt out of Ohio’s Interested Shareholders Transactions Law.	☐	☐	☐

4.	Amend Amended Code of Regulations — Non-Executive Chairman	☐	☐	☐

5.	Election of Directors — to serve for 1 year if proposal 1 is approved, to serve for 3 years if proposal 1 is not approved.	FOR ALL	WITHHOLD	EXCEPTIONS
	01 - Charles F. Bolden Jr.	☐	☐	☐
02 - Terry L. Hall
03 - Timothy A. Wicks

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “Exceptions” box and write that nominee’s name in the space provided below.)

6.	Election of Additional Directors — to serve for 1 year if proposal 1 is approved.	FOR ALL	WITHHOLD	EXCEPTIONS
	04 - James J. Didion, 05 — David A. Lorber	☐	☐	☐
06 - James M. Osterhoff, 07 — Todd R. Snyder
08 - Sheila E. Widnall, 09 — Robert C. Woods

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “Exceptions” box and write that nominee’s name in the space provided below.)

*Exceptions

		FOR	AGAINST	ABSTAIN

7.	Ratification of the Audit Committee’s appointment of PricewaterhouseCoopers LLP as the independent auditors of the Company.	☐	☐	☐

SCAN LINE

NOTE: Please sign your name exactly as it appears on this Proxy. When shares are held jointly, each holder should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Date	Share Owner sign here	Co-Owner sign here

March 6, 2007
Dear Shareholder:
The Annual Meeting of shareholders of GenCorp Inc. will be held at the Lake Natoma Inn, 702 Gold Lake Drive, Folsom, California 95630 on March 28, 2007 at 9:00 a.m. local time. At the meeting, shareholders will act on proposals to amend the Company’s Amended Articles of Incorporation and Amended Code of Regulations, elect directors, ratify the appointment of the independent auditors of the Company for the fiscal year ending November 30, 2007, and transact such other business as may properly come before the meeting. It is important that your shares be represented at the meeting. Whether or not you plan on attending the meeting, please review the enclosed proxy materials and sign, date and return the proxy form attached below in the postage-paid envelope provided.
Terry L. Hall
President and Chief Executive Officer
YOUR VOTE IS IMPORTANT !

PROXY FOR HOLDERS OF COMMON STOCK SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Yasmin R. Seyal and Mark A. Whitney, and each of them, his or her proxy, with the power of substitution, to vote all shares of Common Stock of GenCorp Inc. which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held at the Lake Natoma Inn, 702 Gold Lake Drive, Folsom, California 95630 on March 28, 2007, and at any adjournments or postponements thereof, and appoints the proxyholders to vote as directed below and in accordance with their sole judgment on matters incident to the conduct of the meeting and on such other matters as may properly come before the meeting.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER. IF NO CONTRARY DIRECTION IS GIVEN WHEN THE DULY EXECUTED PROXY IS RETURNED, SUCH SHARES WILL BE VOTED FOR PROPOSALS 1, 2, 3, 4, AND 7 AND ALL OF THE BOARD’S NOMINEES IN PROPOSALS 5 AND 6 AND IN ACCORDANCE WITH THE PROXYHOLDERS’ SOLE JUDGMENT ON MATTERS INCIDENT TO THE CONDUCT OF THE MEETING AND ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING. THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL PROPOSALS.

		To change your address, please mark this box.	☐
(Continued and to be signed on reverse side.)
GENCORP INC.
P.O. BOX 11309
NEW YORK, N.Y. 10203-0309

		If you plan to attend the Meeting, please mark this box.	☐

PLEASE EXECUTE AND RETURN YOUR PROXY PROMPTLY.